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                                                                    EXHIBIT 2.1

                                                                 EXECUTION COPY

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                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                               VALUECLICK, INC.,

                           BRAVO ACQUISITION I CORP.

                                     and

                                 BE FREE, INC.

                                 Dated as of

                                March 10, 2002

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                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS AND INTERPRETATION..................................................... 1
     Section 1.1     Definitions............................................................. 1
     Section 1.2     Interpretation..........................................................10

ARTICLE 2 THE MERGER.........................................................................11
     Section 2.1     The Merger..............................................................11
     Section 2.2     Effective Time..........................................................11
     Section 2.3     Effects of the Merger...................................................11
     Section 2.4     Certificate of Incorporation and Bylaws of the Surviving Corporation....11
     Section 2.5     Directors and Officers of the Surviving Corporation.....................11
     Section 2.6     Closing.................................................................12

ARTICLE 3 EFFECTS OF THE MERGER ON  CAPITAL STOCK; EXCHANGE OF
CERTIFICATES.................................................................................12
     Section 3.1     Effect on Company Capital Stock.........................................12
     Section 3.2     Conversion of Merger Sub Capital Stock..................................12
     Section 3.3     Cancellation of Treasury Stock and Parent-Owned Stock...................13
     Section 3.4     Exchange of Company Certificates........................................13
     Section 3.5     No Fractional Shares....................................................14
     Section 3.6     Termination of Exchange Fund............................................14
     Section 3.7     Certain Adjustments.....................................................15
     Section 3.8     Company Options and Restricted Stock....................................15
     Section 3.9     Lost, Stolen or Destroyed Company Certificates..........................17
     Section 3.10    Withholding Rights......................................................17
     Section 3.11    Taking of Necessary Action; Further Action..............................17

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................18
     Section 4.1     Organization; Qualification.............................................18
     Section 4.2     Subsidiaries and Affiliates.............................................18
     Section 4.3     Capitalization..........................................................19
     Section 4.4     Authorization, Validity of Agreement, Company Action....................20
     Section 4.5     Board Approvals Regarding Transactions..................................21
     Section 4.6     Vote Required...........................................................21
     Section 4.7     No Violations...........................................................21
     Section 4.8     Consents and Approvals..................................................21
     Section 4.9     Reports and Company Financial Statements................................22
     Section 4.10    Books and Records.......................................................22
     Section 4.11    No Undisclosed Liabilities..............................................23
     Section 4.12    Absence of Certain Changes..............................................23
     Section 4.13    Litigation..............................................................23
     Section 4.14    Employee Benefit Plans..................................................23
     Section 4.15    Tax Matters.............................................................26
     Section 4.16    Intellectual Property...................................................27
     Section 4.17    Employment Matters......................................................29
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     Section 4.18    Compliance with Laws....................................................30
     Section 4.19    Contracts and Commitments...............................................30
     Section 4.20    Customers and Suppliers.................................................31
     Section 4.21    Information Supplied....................................................31
     Section 4.22    Opinion of Financial Advisor............................................32
     Section 4.23    Rights Agreement........................................................32
     Section 4.24    Absence of Questionable Payments........................................32
     Section 4.25    Insider Interests.......................................................32
     Section 4.26    Brokers or Finders......................................................33
     Section 4.27    Insurance...............................................................33
     Section 4.28    Properties..............................................................33

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF Parent AND Merger Sub............................34
     Section 5.1     Organization; Qualification.............................................34
     Section 5.2     Subsidiaries and Affiliates.............................................34
     Section 5.3     Capitalization..........................................................35
     Section 5.4     Authorization, Validity of Agreement, Parent Action.....................36
     Section 5.5     Board Approvals Regarding Transactions..................................36
     Section 5.6     Vote Required...........................................................37
     Section 5.7     No Violations...........................................................37
     Section 5.8     Consents and Approvals..................................................37
     Section 5.9     Reports and Parent Financial Statements.................................38
     Section 5.10    Books and Records.......................................................38
     Section 5.11    No Undisclosed Liabilities..............................................39
     Section 5.12    Absence of Certain Changes..............................................39
     Section 5.13    Litigation..............................................................39
     Section 5.14    Employee Benefit Plans..................................................39
     Section 5.15    Tax Matters.............................................................41
     Section 5.16    Intellectual Property...................................................43
     Section 5.17    Employment Matters......................................................44
     Section 5.18    Compliance with Laws....................................................45
     Section 5.19    Contracts and Commitments...............................................46
     Section 5.20    Customers and Suppliers.................................................46
     Section 5.21    Information Supplied....................................................47
     Section 5.22    Opinion of Financial Advisor............................................47
     Section 5.23    Absence of Questionable Payments........................................47
     Section 5.24    Insider Interests.......................................................47
     Section 5.25    Brokers or Finders......................................................48
     Section 5.26    Insurance...............................................................48
     Section 5.27    Properties..............................................................48

ARTICLE 6 COVENANTS..........................................................................49
     Section 6.1     Interim Operations of the Company.......................................49
     Section 6.2     Interim Operations of Parent and Merger Sub.............................52
     Section 6.3     Access; Confidentiality.................................................55
     Section 6.4     Reasonable Efforts......................................................55
     Section 6.5     No Solicitation of Company Competing Transaction........................57
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     Section 6.6     No Solicitation of Parent Competing Transaction.........................59
     Section 6.7     Publicity...............................................................61
     Section 6.8     Notification of Certain Matters.........................................61
     Section 6.9     Parent Board of Directors...............................................61
     Section 6.10    Exemption from Liability Under Section 16(b)............................61
     Section 6.11    Directors' and Officers' Insurance and Indemnification..................62
     Section 6.12    State Takeover Laws.....................................................63
     Section 6.13    Preparation of the Registration Statement and the Proxy
                     Statement/Prospectus; Stockholders' Meetings............................63
     Section 6.14    Nasdaq National Market Quotations.......................................66
     Section 6.15    Tax Treatment...........................................................66
     Section 6.16    Affiliate Legends.......................................................67
     Section 6.17    Conveyance Taxes........................................................67
     Section 6.18    Nasdaq National Market Additional Listing...............................67

ARTICLE 7 CONDITIONS.........................................................................67
     Section 7.1     Conditions to Each Party's Obligation to Effect the Merger..............67
     Section 7.2     Conditions to Paren's and Merger Sub's Obligations to
                     Effect the Merger.......................................................68
     Section 7.3     Conditions to the Company's Obligations to Effect the Merger............69

ARTICLE 8 TERMINATION........................................................................70
     Section 8.1     Termination.............................................................70
     Section 8.2     Effect of Termination...................................................71
     Section 8.3     Method of Termination...................................................71

ARTICLE 9 MISCELLANEOUS......................................................................72
     Section 9.1     Fees and Expenses.......................................................72
     Section 9.2     Amendment and Modification..............................................73
     Section 9.3     Non-survival of Representations and Warranties..........................73
     Section 9.4     Notices.................................................................73
     Section 9.5     Counterparts............................................................74
     Section 9.6     Entire Agreement; No Third-Party Beneficiaries..........................74
     Section 9.7     Severability............................................................74
     Section 9.8     Governing Law...........................................................75
     Section 9.9     Enforcement.............................................................75
     Section 9.10    Extension, Waiver.......................................................75
     Section 9.11    Assignment..............................................................76
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                                     iii

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                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of March 10, 2002 (this "Agreement"), by and among ValueClick, Inc., a Delaware corporation ("Parent"), Bravo Acquisition I Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and Be Free, Inc., a Delaware corporation (the "Company"). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 1.

     WHEREAS, the boards of directors of each of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of their respective corporations and stockholders to enter into a business combination by means of the merger of Merger Sub with and into the Company and have approved and adopted the Merger, this Agreement and the transactions contemplated hereby;

     WHEREAS, as a condition and inducement to each party's entering into this Agreement, each of the Company Major Stockholders and Parent Major Stockholders, concurrently with the execution and delivery of this Agreement, is entering into a Voting Agreement; and

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall be, and hereby is, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE 1

                        DEFINITIONS AND INTERPRETATION

     Section 1.1     Definitions.  For all purposes of this Agreement, except
                     -----------
as otherwise expressly provided or unless the context clearly requires otherwise:

     "Affiliate" has the meaning set forth in Rule l2b-2 of the Exchange Act.

     "Balance Sheet" means the most recent consolidated balance sheet of the Company or the Parent, as the case may be, and its respective Subsidiaries included in the Financial Statements.

     "Balance Sheet Date" means the date of the Balance Sheet.

     "Benefit Plan" means any employee benefit fund, plan, program, arrangement or contract (including any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan," as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not.

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     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York are authorized or obligated by law, rule or regulation to be closed.

     "Certificate of Merger" means a certificate of merger to be reasonably agreed upon by Parent, Merger Sub, and the Company and filed with the Secretary of State of the State of Delaware as provided in the DGCL, pursuant to Section 2.2.

     "Change in Company Recommendation" means any of the actions referred to in
Section 6.5(b).

     "Change in Parent Recommendation" means any of the actions referred to in
Section 6.6(b).

     "Closing" means the closing referred to in Section 2.6.

     "Closing Date" means the date and time at which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Company Agreement" means any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound.

     "Company Benefit Plan" means any Benefit Plan maintained, sponsored or contributed to or required to be contributed to by the Company or any Company ERISA Affiliate.

     "Company Certificate" means a certificate representing, immediately prior to the Effective Time, one or more shares of Company Common Stock.

     "Company Common Stock" means the common stock, par value $0.01 per share, of the Company.

     "Company Competing Transaction" means any of the following (other than the Merger): (a) any merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any Company Subsidiary after which the stockholders of the Company will control less than eighty-five percent of the voting power of the surviving entity; (b) any sale, lease, exchange, license, transfer or other disposition of fifteen percent or more of the assets (other than sales of inventory and non-exclusive licenses to customers in the ordinary course of business consistent with past practices) of the Company or any Company Subsidiary, in a single transaction or a series of transactions; (c) any tender offer or exchange offer for fifteen percent or more of the outstanding voting securities of the Company or any Company Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (d) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of,

                                      2

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fifteen percent or more of the outstanding voting securities of the Company or any Company Subsidiary; (e) any solicitation in opposition to the adoption of this Agreement by the stockholders of the Company; or (f) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     "Company Disclosure Letter" means the disclosure letter, dated as of the date of this Agreement, delivered by the Company to Parent concurrently with the execution of this Agreement and forming a part hereof.

     "Company ERISA Affiliate" means the Company, any Company Subsidiary and any other trade or business (whether or not incorporated) that is or was under "common control" with the Company or any Company Subsidiary (within the meaning of ERISA Section 4001) or with respect to which the Company or any Company Subsidiary could otherwise incur liability under Title IV of ERISA.

     "Company ESPP" shall mean the Company's 1999 Employee Stock Purchase Plan.

     "Company Expenses" means an amount equal to the actual and reasonably documented out-of-pocket fees and expenses incurred by the Company in connection with the Merger, this Agreement and the consummation of the Transactions (provided that such reimbursable out-of-pocket fees and expenses shall not exceed one-fourth of the Termination Fee).

     "Company Financial Advisor" has the meaning ascribed to it in Section 4.22.

     "Company Financial Statements" means each of (a) the audited consolidated financial statements and unaudited condensed consolidated interim financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Documents and (b) the interim consolidated financial statements of the Company as of and through the period ended November 30, 2001.

     "Company Insiders" shall mean those officers and directors of the Company who are subject to short-swing profits liability provisions of Section 16(b) of the Exchange Act as listed in the Section 16 Information.

     "Company Intellectual Property" means all Intellectual Property that (a) is owned by the Company; (b) is licensed to the Company; (c) was developed or created by or for the Company; or (d) is currently used, or currently proposed or planned to be used, in the Company's business or the business of any Company Subsidiary.

     "Company Major Stockholders" means the Persons listed on Schedule 1.1 to this Agreement.

     "Company Option" means an option or warrant to purchase shares of Company Common Stock (other than pursuant to the Company ESPP) which has been granted by the Company.

     "Company Preferred Stock" means the preferred stock, par value $0.01, of the Company.

     "Company Rights" has the meaning ascribed to it in Section 4.3.

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     "Company Rights Plan" has the meaning ascribed to it in Section 4.3.

     "Company Rights Plan Amendment" has the meaning ascribed to it in Section 4.23.

     "Company SEC Documents" means each form, report, schedule, statement and other document required to be filed by the Company since November 3, 1999 (including those that the Company may file after the date hereof until the Closing) under the Exchange Act or the Securities Act or by the rules and regulations of the NNM, including any financial statements or schedules included therein or incorporated by reference, and any amendment to such document, whether or not such amendment is required to be so filed.

     "Company Stock Plans" means the 1998 Stock Incentive Plan and the TriVida Corporation 1998 Equity Incentive Plan.

     "Company Stockholder Approval" has the meaning ascribed to it in Section
4.6.

     "Company Subsidiary" means each Person which is a Subsidiary of the Company.

     "Company Superior Proposal" means an unsolicited proposal in connection with a Company Competing Transaction (but changing the fifteen percent amount in clauses (b) and (c) of the definition of Company Competing Transaction to fifty percent) not resulting from, arising out of or otherwise by virtue of any breach of Section 6.5(a), which satisfies both Section 6.5(a)(ii)(A) and
Section 6.5(a)(ii)(B).

     "Company's knowledge" means the knowledge that the directors and officers of the Company and any Company Subsidiaries and the employees of the Company and any Company Subsidiary having responsibility for the particular subject matter at issue have or would possess after reasonable investigation and inquiry.

     "Confidentiality Agreement" means the confidentiality agreement, dated December 6, 2001, between the Company and Parent.

     "DGCL" means the General Corporation Law of the State of Delaware.

     "Effective Time" means the date and time at which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by the parties and specified in the Certificate of Merger.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means the bank or trust company designated by Parent to act as exchange agent for the holders of the shares of Company Common Stock pursuant to Section 3.4(a).

     "Exchange Fund" shall have the meaning set forth in Section 3.4.

     "Exchange Ratio" has the meaning ascribed to it in Section 3.1.

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

     "Governmental Entity" means a court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency or any Person exercising the authority of any of the foregoing.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Indemnified Party" means each present and former officer and director of the Company or any Company Subsidiary, and each Person who becomes any of the foregoing prior to the Effective Time.

     "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for patent infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

     "IRS" means the United States Internal Revenue Service or any successor agency performing similar functions under the Code.

     "Law" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental Entity.

     "Licenses" means all licenses and agreements pursuant to which the Company or any Company Subsidiary, or Parent or Parent Subsidiary, as the case may be, has acquired rights in or to any Intellectual Property, or licenses and agreements pursuant to which the Company or any Company Subsidiary has licensed or transferred the right to use any of the foregoing (including, any covenants not to sue with respect to any Intellectual Property).

     "Lien" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities Law.

     "Material Adverse Effect" means a material adverse effect on or development with respect to (a) the business, prospects, condition (financial or otherwise), assets or results of operations of a Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person to timely consummate any of the Transactions, but shall not in any event include a material adverse effect or development arising out of, related to or otherwise by virtue of (i) changes in the economy generally, (ii) changes in the market price of such Person's securities in the capital markets, (iii) changes in the online advertising business generally, (iv) changes, effects, or circumstances arising out of, or resulting from, the actions contemplated by the parties in connection with this Agreement or the pendancy or announcement of the Transaction, or (v) continued incurrence of losses in the ordinary course of business of such Person.

     "Merger" means the merger of Merger Sub into the Company referred to in
Section 2.1.

     "Merger Sub Common Stock" means common stock, par value $0.001 per share, of Merger Sub.

     "NNM" means the distinct tier of the Nasdaq Stock Market referred to as the Nasdaq National Market.

     "Parent Agreement" means any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Parent or any Parent Subsidiary is a party or by which any of them or any of their properties or assets may be bound.

     "Parent Benefit Plan" means any Benefit Plan maintained, sponsored or contributed to or required to be contributed to by Parent or any Parent ERISA Affiliate.

     "Parent Common Stock" means shares of common stock, par value $0.001 per share, of Parent.

     "Parent Competing Transaction" means any of the following (other than the Merger): (a) any merger, consolidation, share exchange, business combination or other similar transaction involving Parent or any Parent Subsidiary after which the stockholders of Parent will control less than fifty-five percent of the voting power of the surviving entity; (b) any sale, lease, exchange, license, transfer or other disposition of forty-five percent or more of the assets (other than sales of inventory and non-exclusive licenses to customers in the ordinary course of business consistent with past practices) of Parent or any Parent Subsidiary, in a single transaction or a series of transactions; (c) any tender offer or exchange offer for forty-five percent or more of the outstanding voting securities of Parent or any Parent Subsidiary or the filing of a registration statement under the Securities Act in connection therewith;
(d) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, forty-five percent or more of the outstanding voting securities of Parent or any Parent Subsidiary; (e) any solicitation in opposition to the adoption of this Agreement by the stockholders of Parent; or (f) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     "Parent Disclosure Letter" means the disclosure letter, dated as of the date of this Agreement, delivered by Parent to the Company concurrently with the execution of this Agreement and forming a part hereof.

     "Parent ERISA Affiliate" means Parent, any Parent Subsidiary and any other trade or business (whether or not incorporated) that is or was under "common control" with Parent or any Parent Subsidiary (within the meaning of ERISA
Section 4001) or with respect to which Parent or any Parent Subsidiary could otherwise incur liability under Title IV of ERISA

     "Parent Expenses" means an amount equal to the actual and reasonably documented out-of-pocket fees and expenses incurred by Parent or Merger Sub in connection with the Merger, this Agreement and the consummation of the Transactions (provided that such reimbursable out-of-pocket fees and expenses shall not exceed one-fourth of the Termination Fee).

     "Parent Financial Advisor" has the meaning ascribed to it in Section 5.22.

     "Parent Financial Statements" means each of (a) the audited consolidated financial statements and unaudited condensed consolidated interim financial statements of Parent (including any related notes and schedules) included (or incorporated by reference) in Parent SEC Documents and (b) the interim consolidated financial statements of Parent as of and through the period ended November 30, 2001.

     "Parent Intellectual Property" means all Intellectual Property that (a) is owned by Parent; (b) is licensed to Parent; (c) was developed or created by or for Parent; or (d) is currently used, or currently proposed or planned to be used, in Parent's business or the business of any Parent Subsidiary.

     "Parent Major Stockholder" means the Persons listed on Schedule 1.2 to this Agreement.

     "Parent Option" means an option or warrant to purchase shares of Parent Common Stock.

     "Parent Preferred Stock" means the preferred stock, par value $0.001 per share, of Parent.

     "Parent SEC Documents" means each form, report, schedule, statement and other document required to be filed by Parent since March 31, 2000 (including those that Parent may file after the date hereof until the Closing) under the Exchange Act or the Securities Act or by the rules and regulations of the NNM, including any financial statements or schedules included therein or incorporated by reference, and any amendment to such document, whether or not such amendment is required to be so filed.

     "Parent Stock Price" means the closing price for a share of Parent Common Stock as quoted on the NNM on the day during which the Effective Time occurs.

     "Parent Stockholder Approval" has the meaning ascribed to it in Section
5.6.

     "Parent Subsidiary" means each Person which is a Subsidiary of the Parent.

     "Parent Superior Proposal" means an unsolicited proposal in connection with a Parent Competing Transaction not resulting from, arising out of or otherwise by virtue of any breach of Section 6.6(a), which satisfies both
Section 6.6(a)(ii)(A) and Section 6.6(a)(ii)(B).

     "Parent's knowledge" means the knowledge that the directors and officers of Parent and any Parent Subsidiaries and the employees of Parent and any Parent Subsidiary having responsibility for the particular subject matter at issue have or would possess after reasonable investigation and inquiry.

     "Person" means a natural person, partnership (general or limited), corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

     "Product" means any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of any Person, including any product sold in the United States by any Person as the distributor, agent, or pursuant to any other contractual relationship with a non-U.S. manufacturer.

     "Proxy Statement/Prospectus" means the proxy statement to be filed by the Company and Parent with the SEC pursuant to Section 6.13, together with all amendments and supplements thereto and including the annexes thereto.

     "Purchase Rights" means rights to purchase shares of Company Common Stock under the Company ESPP.

     "Qualifying Amendment" means an amendment or supplement to the Proxy Statement/Prospectus or Registration Statement (including by incorporation by reference) to the extent it contains (a) a change in the recommendation of the board of directors of the Company or Parent as a result of such board of directors concluding that a Company Superior Proposal or Parent Superior Proposal, as the case may be, has been made, (b) a statement of the reasons of such board of directors for making such change in its recommendation and (c) additional information reasonably related to the foregoing.

     "Registration Statement" means the registration statement on Form S-4 or other appropriate registration form to be filed with the SEC by Parent in connection with the offer and issuance of Parent Common Stock in or as a result of the Merger.

     "Restricted Stock" means Company Common Stock or Parent Common Stock as applicable, that is restricted or that is otherwise subject to a repurchase or redemption right or right of first refusal in favor of the Company or Parent, as applicable.

     "Rule 145 Affiliate" has the meaning ascribed to it in Section 6.16.

     "Rule 145 Affiliate Agreement" has the meaning ascribed to it in Section 6.16.

     "SEC" means the United States Securities and Exchange Commission.

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     "Section 16 Information" means information regarding Company Insiders and the number of shares of Company Common Stock or other Company equity securities deemed to be beneficially owned by each such Company Insider and expected to be exchanged for Parent Common Stock, or Parent Options, in each case, in connection with the Merger which shall be provided by the Company to Parent within ten Business Days prior to the Effective Time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Severance Agreements" means employment and severance agreements and arrangements, as amended through the date of this Agreement, with respect to employees and former employees of the Company or any Company Subsidiary or Parent or any Parent Subsidiary, as the case may be.

     "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership).

     "Surviving Corporation" has the meaning ascribed to it in Section 2.1.

     "Tax" or "Taxes" means (a) any and all taxes, fees, levies, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, income, franchise, windfall or other profits, gross receipts, excise, real property, personal property, assets, transfer, withholding, unemployment insurance, license, lease, service, service use, severance, occupation, premium, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth taxes; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges; (b) any liability for the payment of any amounts of the type described in (a) as a result of being a member of an affiliated, combined, consolidated, unitary or aggregate group for any taxable period; and (c) any liability for the payment of amounts of the type described in (a) or (b) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any person.

     "Tax Return" means any return, statement, report or form (including, any estimated tax report or return, withholding tax report or return and information report or return) required to be filed with respect to any Taxes.

     "Termination Fee" means $5,133,126 to be paid as set forth in Section 9.1.

     "Transactions" means the transactions provided for or contemplated by this Agreement and the Voting Agreements, including the Merger.

     "Voting Agreement" means each of (a) the agreements, dated as of the date of this Agreement, between a Company Major Stockholder and Parent, pursuant to which such Company Major Stockholder has agreed, among other things, to grant Parent a proxy with respect to the voting of Company Common Stock held by such Company Major Stockholder, and (b) the agreements, dated as of the date of this Agreement, between a Parent Major Stockholder and the Company pursuant to which such Parent Major Stockholder has agreed, among other things, to grant the Company a proxy with respect to the voting of Parent Common Stock held by such Parent Major Stockholder, both upon the terms and subject to the conditions set forth therein.

     "Voting Debt" means indebtedness having general voting rights and debt convertible into securities having such rights.

     "WARN Act" means the Worker Adjustment and Retaining Notification Act of 1988.

     Section 1.2 Interpretation.

     (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

     (b) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

     (c) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

     (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

     (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

     (f) A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued under or related to such legislation.

     (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     (h) No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement.

                                    ARTICLE 2

                                   THE MERGER

     Section 2.1     The Merger. Subject to the satisfaction or waiver of all
                     ----------
of the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into the Company. As of the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (sometimes referred to as the "Surviving Corporation") in the Merger as a wholly-owned Subsidiary of Parent.

     Section 2.2     Effective Time. Subject to the provisions of this
                     --------------
Agreement, at the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware the Certificate of Merger and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the Effective Time.

     Section 2.3     Effects of the Merger. The Merger shall have the effects
                     ---------------------
set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 2.4     Certificate of Incorporation and Bylaws of the Surviving
                     --------------------------------------------------------
Corporation.  At the Effective Time, the certificate of incorporation of the
-----------
Company shall be amended and restated to be identical to the certificate of incorporation of Merger Sub immediately prior to the Effective Time, and as so amended, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law. At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

     Section 2.5     Directors and Officers of the Surviving Corporation.  At
                     ---------------------------------------------------
the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors are elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation. At the Effective Time, Gordon B. Hoffstein, Samuel P. Gerace, Jr. and Stephen M. Joseph shall be the Chief Executive Officer, the Chief Technical Officer and Chief Financial Officer, respectively of the Surviving Corporation until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.

     Section 2.6     Closing.  The Closing of the Merger shall take place at
                     -------
10 a.m. (local time) on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the second Business Day after satisfaction or waiver of all of the conditions set forth in Article 7, at the offices of Brobeck, Phleger & Harrison, LLP, 550 South Hope Street, Los Angeles, California 90071.

                                  ARTICLE 3

                           EFFECTS OF THE MERGER ON
                   CAPITAL STOCK; EXCHANGE OF CERTIFICATES

     Section 3.1     Effect on Company Capital Stock.  As of the Effective
                     -------------------------------
Time by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock, each issued and outstanding share of Company Common Stock (other than any shares of Company Common Stock to be cancelled pursuant to Section 3.3) shall be converted into the right to receive
0.65882 (the "Exchange Ratio") fully paid and nonassessable shares of Parent Common Stock. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. As of the Effective Time, each Company Certificate, without any action on the part of Parent, the Company or the holder of such share of Company Common Stock, shall be deemed to represent that number of shares of Parent Common Stock determined by multiplying the shares of Company Common Stock formerly represented by such Company Certificate by the Exchange Ratio. Each holder of a Company Certificate shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Company Certificates, certificates representing the shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such Company Certificate in accordance with Section 3.4 and cash in lieu of fractional interests pursuant to Section 3.5.

     Section 3.2     Conversion of Merger Sub Capital Stock.  As of the
                     --------------------------------------
Effective Time, by virtue of the Merger and without any further action on the part of the holder of shares of Merger Sub Common Stock, each issued and outstanding share of Merger Sub Common Stock shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

     Section 3.3     Cancellation of Treasury Stock and Parent-Owned Stock.
                     -----------------------------------------------------
Each share of Company Common Stock owned by the Company as treasury stock, any Company Subsidiary, Parent, Merger Sub or any other wholly-owned Subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     Section 3.4     Exchange of Company Certificates.
                     --------------------------------

     (a) Parent shall designate the Exchange Agent to act as agent for the holders of, and to receive in trust, the shares of Parent Common Stock and funds to which holders of such shares shall become entitled pursuant to this
Article 3. At the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent for the benefit of holders of such shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 3.1 (the "Exchange Fund").

     (b) As soon as reasonably practicable after the Effective Time (but in no event later than seven days after the Effective Time), Parent shall cause the Exchange Agent to mail to each holder of record of one or more Company Certificates, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent may reasonably specify) and (ii) instructions for effecting the surrender of Company Certificates in exchange for certificates representing shares of Parent Common Stock together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock (which shall be credited in street name through Depository Trust Company unless a physical certificate is specifically requested or is otherwise required by applicable
Law) and payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to this Article 3, and the Company Certificate so surrendered shall be cancelled. If certificates representing shares of Parent Common Stock are to be registered in the name of a Person or cash in lieu of fractional shares to be paid to a Person other than the Person in whose name the surrendered Company Certificate is registered, it shall be a condition to the issuance of such certificates representing shares of Parent Common Stock that the Company Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the issuance of certificates representing shares of Parent Common Stock to a Person other than the registered holder of the Company Certificate surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.

     (c) At the close of business on the day during which the Effective Time occurs, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company.

     (d) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.5, until the surrender of such Company Certificate in accordance with this Article 3. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the holder thereof, without interest, (i) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

     (e) All shares of Parent Common Stock issued upon the surrender for exchange of Company Certificates in accordance with the terms of this Article 3 (including any cash paid pursuant to Section 3.4(d) or 3.5) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Company Certificates, subject, however, to the obligation of the Surviving Corporation, if any, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 3, except as otherwise provided by Law.

     Section 3.5     No Fractional Shares.  No certificates representing
                     --------------------
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to Section 3.1 who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fraction multiplied by (ii) the Parent Stock Price.

     Section 3.6     Termination of Exchange Fund.  At any time following six
                     ----------------------------
months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any portion of the Exchange Fund which had been made available to the Exchange Agent and which has not been disbursed to holders of Company Certificates, and thereafter such holders shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar laws) with respect to the shares of Parent Common Stock, cash in lieu of fractional interests in a share of Parent Common Stock or any dividends or distributions with respect to shares of Parent Common Stock payable upon due surrender of their Company Certificates, without any interest thereon. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Company Certificate for shares of Parent Common Stock, cash in lieu of fractional interests in a share of Parent Common Stock or any dividends or distributions with respect to shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any such shares, cash, dividends or distributions in respect of such Company Certificate shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent, but any investment losses shall not reduce the right of holders of shares to receive the consideration specified in this
Article 3.

     Section 3.7      Certain Adjustments.  If between the date hereof and the
                      -------------------
Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

     Section 3.8     Company Options and Restricted Stock.
                     ------------------------------------

     (a) As of the Effective Time, Parent shall assume each outstanding Company Option, whether vested or unvested, together with all Company Stock Plans.
Each assumed Company Option shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Plan and the applicable stock option agreement immediately prior to the Effective Time (giving effect to the consummation of the Merger, as specified by such terms and conditions), except that such assumed Company Option will be exercisable for that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (B) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the exercise price per share of Company Common Stock subject to such Company Option divided by (z) the Exchange Ratio.

     (b) The assumption of a Company Option by Parent shall not terminate or modify (except as required hereunder) any right of first refusal, right of repurchase, vesting schedule or other restriction on transferability relating to a Company Option or the stock issuable upon the exercise thereof. Continuous employment or service (in the case of a director or consultant) with the Company or its Subsidiaries shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time, and the provisions in the applicable Company Stock Plan and stock option agreement evidencing the terms and conditions of any Company Option relating to the exercisability of any Company Option upon termination of an optionee's employment or service as a director shall not be deemed triggered until such time as such optionee shall be neither an employee or officer nor serving as a director of Parent or any Subsidiary of Parent. After such assumption, Parent shall issue, upon any partial or total exercise of any Company Option, in lieu of shares of Company Common Stock, the number of shares of Parent Common Stock as described in Section 3.8(a). The assumption by Parent of Company Options shall not give holders of such Company Options any additional benefits which they did not have immediately prior to the Effective Time and shall not create any or other agreement for or right to employment.

     (c) The Company shall terminate the Company ESPP in accordance with its terms, including without limitation, making all required notices and affording all required opportunities to purchase shares of Common Stock to participants, immediately prior to the Effective Time.

     (d) Parent shall file with the SEC, as soon as reasonably practicable following the Effective Time (but in no event later than seven days after the Effective Time), a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form (including a Form S-3 registration statement if required under applicable securities laws for former employees of the Company who are not also former employees of Parent or any Parent Subsidiary) with respect to the shares of Parent Common Stock subject to assumed Company Options. The Company shall cooperate with Parent with the preparation of such registration statement(s). Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     (e) Prior to the Effective Time, the Company shall make such amendments, if any, to the Company Stock Plans as shall be necessary to permit the assumption contemplated by this Section 3.8. It is the intention of the parties that (i) Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the same extent Company Options qualified as incentive stock options immediately prior to the Effective Time, (ii) the assumption of Company Options provided by this Section 3.8 shall satisfy the conditions of Section 424(a) of the Code and (iii) the provisions of this Section 3.8 shall be applied consistent with this intent. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for issuance upon exercise of Company Options assumed by Parent.

     (f) Except as may be otherwise agreed to by Parent and the Company, the Company shall take all actions necessary to ensure that all stock option plans established by the Company or any Company Subsidiary that are not Company Stock Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary are deleted, terminated and of no further force or effect as of the Effective Time.

     (g) All outstanding rights of the Company that it may hold immediately prior to the Effective Time to repurchase shares of Restricted Stock shall be assigned to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time (giving effect to the consummation of the Merger, as specified by such terms and conditions), except that the shares purchasable, and purchase price, pursuant to the repurchase option shall be adjusted to reflect the Exchange Ratio.

     (h) If and to the extent necessary or required by the terms of the Company Stock Plans or pursuant to the terms of any Company Option granted thereunder, each of Parent and the Company shall use commercially reasonable efforts to obtain the consent of each holder of outstanding Company Options or Restricted Stock to the foregoing treatment of such Company Options or Restricted Stock.

     Section 3.9     Lost, Stolen or Destroyed Company Certificates.  If any
                     ----------------------------------------------
Company Certificates are lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.1, provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

     Section 3.10 Withholding Rights.  Parent shall be entitled to deduct and
                  ------------------
withhold from the shares of Parent Common Stock otherwise payable pursuant to this Agreement to any former holder of shares of Company Common Stock such amounts as it reasonably determines it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of such shares of Company Common Stock in respect of which such deduction and withholding was made by Parent.

     Section 3.11 Taking of Necessary Action; Further Action.  If, at any time
                  ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                            ARTICLE 4

                       REPRESENTATIONS AND
                    WARRANTIES OF THE COMPANY

     Except as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub that all of the statements contained in this Article 4 are true and correct. Each exception set forth in the Company Disclosure Letter and each other response to this Agreement set forth in the Company Disclosure Letter is identified by reference to, or has been grouped under a heading referring to, a specific individual Section of this Agreement and relates only to such Section, except to the extent that it is reasonably apparent from a reading of such response (without reading any related documents or attachments) that it also qualifies or applies to other Sections of this Agreement.

     Section 4.1     Organization; Qualification.  The Company (a) is a
                     ---------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to the Company. The Company has made available to Parent complete and correct copies of its certificate of incorporation and bylaws, each as presently in effect.

     Section 4.2     Subsidiaries and Affiliates.   Section 4.2 of the Company
                     ---------------------------
Disclosure Letter sets forth the name, jurisdiction of incorporation and authorized and outstanding capital of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is qualified to do business. Except as set forth in Section 4.2 of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business or other Person, other than publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each Company Subsidiary is, directly or indirectly, owned (of record and beneficially) by the Company free and clear of any liens, options or encumbrances of any kind, restrictions on transfers (other than restrictions on transfer arising under applicable securities laws), claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any Company Subsidiary to any Person except to the Company. Each Company Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to the Company. The Company has made available to Parent complete and correct copies of the certificate of incorporation, bylaws or similar organizational documents of each Company Subsidiary, as presently in effect. With respect to any exception to ownership set forth in Section 4.2 of the Company Disclosure Letter, such Section 4.2 completely and correctly identifies the record and the beneficial owner of any such shares, whether such record or beneficial owner is an employee, agent or Affiliate of the Company, and any agreement, arrangement or understanding, whether written or oral, with respect to such ownership.

     Section 4.3     Capitalization
                     --------------

     (a) The authorized capital stock of the Company consists of 250,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock of which 250,000 shares are designated Series A Junior Participating Preferred Stock. As of the date of this Agreement, (i) 65,814,559 shares of Company Common Stock are issued and outstanding (1,009,458 shares of which are Restricted Stock and 1,526,517 shares have been issued pursuant to Company Option exercises) and 1,214,608 shares of Company Common Stock are issued and held in the treasury of the Company; (ii) no shares of Company Preferred Stock are issued, (iii) 9,806,753 shares of Company Common Stock are reserved for issuance under the Company Stock Plans, of which 6,348,996 shares are subject to outstanding Company Options and 3,457,757 shares are available for issuance thereunder, and
(iv) no shares of Company Common Stock are reserved for issuance pursuant to the Company ESPP. Section 4.3(a) of the Company Disclosure Letter lists (s) the holder of each outstanding Company Option, (t) if the holder is a former service provider (including service as an employee), (u) the date such service terminated, (v) the number of shares of Company Common Stock for which such Company Option is exercisable, (w) the term of the Company Option, (x) the exercise price of such Company Option, (y) the extent to which such Company Option will vest or become exercisable upon consummation of any of the Transactions or by termination of employment or change in position following consummation of the Transactions, and (z) the vesting/exercise schedule of such Company Option and (ii) all issued and outstanding shares of Restricted Stock, the name of the applicable stockholder, the lapsing schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the date of this

Agreement, whether (and to what extent) the lapsing will be accelerated in any way by the Transactions or by termination of employment or change in position following consummation of the Transactions, and whether such holder has the sole power to vote and dispose of such shares. Except as set forth in Section 4.3(a) of the Company Disclosure Letter or as provided in stock option/Restricted Stock agreements, no acceleration event shall occur with respect to Company Options or Restricted Stock as a result of the Transactions or by termination of employment or change in position following consummation of the Transactions, including termination of service agreement in the case of a Person who is not an employee of the Company. On the Closing Date, the Company shall deliver to Parent an updated Section 4.3(a) of the Company Disclosure Letter that is current as of such date. All the outstanding shares of the Company's capital stock are, and all shares of Company Common Stock which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms of such Company Option, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights. Neither the Company nor any Company Subsidiary has any outstanding Voting Debt. Except (I) as set forth above, and (II) the rights to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company (the "Company Rights") issued and issuable under the Stockholder Rights Plan dated as of July 24, 2001 by and between the Company and Continental Stock Transfer & Trust Company (the "Company Rights Plan"), as of the date hereof, (x) there are no shares of capital stock of the Company authorized, issued or outstanding; (y) there are no existing options, stock appreciation rights, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements, understandings or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares, equity interests or Voting Debt, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, stock appreciation right, call, subscription or other right, agreement, arrangement or commitment; and (z) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock, or the capital stock of the Company, or any Company Subsidiary or Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity or Person. Except as contemplated by this Agreement, set forth in the Company SEC Documents or described in this Section 4.3, there are no registration rights, and there is no rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company or any of its Subsidiaries. Stockholders of the Company are not entitled to dissenters' or appraisal rights under applicable state law in connection with the Merger.

    (b) There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any Company Subsidiary.

     (c) Except as provided in Section 4.3(c) of the Company Disclosure Letter, there are no Company Options, other than those issued pursuant to Company Stock Plans. A copy of the documentation evidencing each out-of plan grant has been provided to Parent.

     Section 4.4     Authorization, Validity of Agreement, Company Action.  The
                     ----------------------------------------------------
Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the consummation by it of the Transactions, have been duly authorized by the Company's board of directors and, except for obtaining the approval of its stockholders as contemplated by
Section 4.6, no other corporate action on the part of the Company or its stockholders is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by each of Parent and Merger Sub, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     Section 4.5     Board Approvals Regarding Transactions.  The Company's
                     --------------------------------------
board of directors, at a meeting duly called and held, has (a) determined that each of this Agreement and the Merger are fair to, advisable and in the best interests of the Company and the stockholders of the Company, (b) approved the Transactions, (c) approved the Voting Agreements and the transactions contemplated thereby and (d) recommended that the stockholders of the Company adopt this Agreement, and none of the aforesaid actions by the Company's board of directors has been amended, rescinded or modified. The action taken by the Company's board of directors constitutes approval of the Merger and the other Transactions by the Company's board of directors under the provisions of
Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the other Transactions. No other state takeover, anti-takeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the Merger or the other Transactions.

     Section 4.6     Vote Required.  The affirmative vote of the holders of at
                     -------------
least a majority of the outstanding shares of Company Common Stock on the record date for the Company Stockholders' Meeting (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt the Merger or this Agreement and no other vote of any holders of shares of the Company's capital stock is necessary to approve any of the Transactions.

     Section 4.7     No Violations.  None of the execution or delivery by the
                     -------------
Company of, or performance by the Company of its obligations under, this Agreement, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the certificate of incorporation, the bylaws or similar organizational documents of the Company or any Company Subsidiary, (b) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or loss of any rights) under, any of the terms, conditions or provisions of any Company Agreement or (c) subject to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (v) of Section

4.8, conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (b) and (c) of this Section 4.7 for any conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to the Company.

     Section 4.8     Consents and Approvals.  No consent, approval, license,
                     ----------------------
permit, order or authorization of, or registration, declaration, notice or filing with any Governmental Entity or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business,
(iii) the filing of the Joint Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act, (iv) the filing of such reports, schedules or materials under Section 13 or Rule 14a-12 of the Exchange Act and materials under Rule 165 and Rule 425 of the Securities Act as may be required in connection with this Agreement and the Transactions, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (vi) such consents, authorizations, orders, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to result in a Material Adverse Effect to the Company.

     Section 4.9     Reports and Company Financial Statements.
                     ----------------------------------------

     (a) The Company has timely filed the Company SEC Documents with the SEC or the NNM, as applicable. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date of this Agreement, the Company SEC Documents, including any financial statements or schedules included therein (i) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations of the NNM, as the case may be.

     (b) Each of the Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries. The Company Financial Statements complied, as of their respective dates, with applicable accounting requirements and rules and regulations of the SEC and NNM. The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of interim condensed consolidated financial statements, to normal, recurring and immaterial year-end adjustments and the absence of certain notes) and fairly present in all material respects (i) the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and (ii) the consolidated results of operations, changes in stockholders' equity and cash flows of the Company and the Company Subsidiaries for the periods presented therein. The value of the intangible assets reflected on the most recent Balance Sheet included in the Company Financial Statements does not require any further write down under GAAP or the applicable rules of the SEC.

     Section 4.10     Books and Records.  The books of account, minute books,
                      -----------------
stock record books and other records of each of the Company and the Company Subsidiaries are complete and correct in all material respects and have been maintained in accordance with the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Company's board of directors and committees thereof, and no meeting of any of such stockholders, the Company's board of directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books.

     Section 4.11     No Undisclosed Liabilities.  Except (a) as disclosed in
                      --------------------------
the Company SEC Documents filed prior to the date hereof or the Company Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, result in, or are reasonably likely to result in, a Material Adverse Effect to the Company.

     Section 4.12     Absence of Certain Changes.  Since the Balance Sheet Date,
                      --------------------------
except as disclosed in the Company SEC Documents filed prior to the date hereof, (a) the Company and each Company Subsidiary has conducted its respective business only in the ordinary and usual course consistent with past practice, (b) there have not occurred any events or changes in or developments with respect to the business, prospects, condition (financial or otherwise), assets or results of operations of the Company and the Company Subsidiaries (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) taken as a whole, resulting in or which are reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect to the Company and (c) the Company has not taken, resolved to take or committed to take any action which would have been prohibited under
Section 6.1 if such section applied to the period between the Balance Sheet
Date and the date of this Agreement.

     Section 4.13     Litigation. As of the date of this Agreement, except as
                      ----------
described in Section 4.13 of the Company Disclosure Letter and the Company SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, or any of the officers or directors (in their respective capacity as such) of the Company or any Company Subsidiary which, individually or in the aggregate, has resulted in, or is reasonably likely to result in, a Material Adverse Effect to the Company. There are no material judgments, orders or decrees outstanding against the Company or any of its Subsidiaries, as of the date of this Agreement only.

     Section 4.14     Employee Benefit Plans.
                      -----------------------

     (a) Section 4.14(a) of the Company Disclosure Letter lists each Company Benefit Plan.

     (b) With respect to each Company Benefit Plan, the Company has made available to Parent a complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description and all summaries of material modifications issued since the date of the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement, (iii) the most recent annual report ((Form 5500) filed with the IRS) (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement, (v) the most recent determination letter, if any, issued by the IRS and any pending request for a determination letter and (vi) each registration statement, permit application and prospectus. Neither the Company nor any Company ERISA Affiliate nor, to the knowledge of the Company or any Company ERISA Affiliate, any other Person or entity, has any express or implied commitment, whether legally enforceable or not, to continue (for any period), modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by applicable Law.

     (c) Except as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to the Company, each Company Benefit Plan has been administered in accordance with its terms and all applicable laws, including ERISA and the Code (including the prohibited transaction rules thereunder). Except as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to the Company, all contributions required to be made under the terms of any of the Company Benefit Plans have, as of the date of this Agreement, been timely made or, if not yet due, have been properly reflected in the Company's and the Company Subsidiaries' financial accounting records prior to the date of this Agreement. No suit, administrative proceeding, action or other adverse proceeding or claim has been brought or threatened against or with respect to any such Company Benefit Plan (other than routine benefits claims or relating to qualified domestic relations orders (as that term is defined in Section 414(p) of the Code)) and there is no pending audit or inquiry by the IRS or United States Department of Labor with respect to any Company Benefit Plan. No event has occurred and, to the knowledge of the Company or any Company ERISA Affiliate, there exists no condition or set of circumstances that could subject the Company or any Company ERISA Affiliate to any material liability (other than for routine benefit liabilities) relating in any way to any Company Benefit Plan.

     (d) Each Company Benefit Plan can be amended, discontinued or terminated at any time (including after the Effective Time) in accordance with its terms, without liability (other than (i) liability for benefits accrued prior to the Effective Time, (ii) liability for ordinary administrative expenses typically incurred in a termination event or (iii) liabilities for which sufficient assets are set aside in a trust or insurance contract to satisfy such liabilities or which are reflected on the most recent Balance Sheet included in the Company Financial Statements).

     (e) Each Company Benefit Plan and its related trust that is intended to qualify under Section 401(a) and Section 501(a), respectively, of the Code has received a favorable determination letter from the IRS as to such qualified status or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer and, in either case, nothing material has occurred that could adversely affect such qualified status.

     (f) No Company Benefit Plan is a multi-employer pension plan (as defined in Section 3(37) of ERISA) and no Company ERISA Affiliate has sponsored or contributed to or been required to contribute to any such pension plan.

     (g) With respect to each Benefit Plan that is subject to Title IV of ERISA or the minimum funding rules of ERISA or Section 302 or 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within thirty days of such event) has occurred, to the knowledge of the Company or any Company ERISA Affiliates, or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA). No material liability under Title IV of ERISA has been incurred by the Company or any Company ERISA Affiliate that has not been satisfied in full, and to the knowledge of the Company or any Company ERISA Affiliate, no condition exists that presents a material risk to the Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. To the knowledge of the Company or any Company ERISA Affiliate, none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

     (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To the Company's knowledge, the Company and each Company ERISA Affiliate is in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and
(ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended.

     (i) The Company has made available to Parent complete and correct copies of (i) all employment agreements with officers and all consulting agreements of the Company or any Company Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of the Company or any Company Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of the Company or any Company Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" or similar provisions. No payment or benefit which may be required to be made by the Company or any Company Subsidiary or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Section 280G of the Code (without regard to Section 280G(b)(4)). The consummation of the Transactions will not, alone or in conjunction with any other possible event (including termination of employment), (x) entitle any current or former employee or other service provider of the Company or any Company Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (y) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider, alone or in conjunction with any other possible event (including termination of employment).

     Section 4.15     Tax Matters.
                      -----------

     (a) Except as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to the Company, the Company and each Company Subsidiary, and any affiliated, consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any Company Subsidiary is or has been a member, have (i) properly completed and timely filed all Tax Returns that are required to be filed by them through the date of this Agreement and all such Tax Returns are true, correct and complete in all material respects and (ii) have duly paid or caused to be duly paid in full all Taxes reflected on such Tax Returns or subsequently assessed by any Governmental Entity responsible for the imposition of any Tax with respect to such Tax Returns. Since the Balance Sheet Date, the Company and the Company Subsidiaries have not incurred any liability for any Taxes other than in the ordinary course of business. Neither the Company nor any Company Subsidiary has received notice of any claim made by an authority in a jurisdiction where the Company or any Company Subsidiary, as the case may be, does not file Tax Returns, that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction.

     (b) There is (i) no material claim for Taxes that is a lien against the property or assets of the Company or any Company Subsidiary or that is being asserted against the Company or any Company Subsidiary other than liens for Taxes not yet due and payable, (ii) except as set forth in Section 4.15(b) of the Company Disclosure Letter, no audit, administrative proceeding or court proceeding with respect to Taxes or Tax Returns of the Company or any Company Subsidiary that is being conducted or that is pending and no deficiency or claim for Taxes that is being asserted by any Governmental Entity responsible for the imposition of any Tax against the Company or any Company Subsidiary;
(iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by the Company or any Company Subsidiary and is currently in effect, and (iv) no agreement, contract or arrangement to which the Company or any Company Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of Section 162(m), 280G (without regard to Section 280G(b)(4)) or 404 of the Code.

     (c) Neither the Company nor any Company Subsidiary has filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

     (d) No federal, state, local or foreign audits, examinations or other administrative proceedings are pending or, to the Company's knowledge, threatened with regard to any Taxes or Tax Returns of the Company or of any Company Subsidiary. There is no dispute or claim concerning any Tax liability of the Company or any Company Subsidiary either claimed or raised by any taxing authority in writing.

     (e) Neither the Company nor any Company Subsidiary has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any Company Subsidiary.

     (f) Neither the Company nor any Company Subsidiary has been required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior the Effective Time other than any such adjustments required as a result of the Merger.

     (g) Neither the Company nor any Company Subsidiary is a party to any tax sharing, tax indemnity or other agreement or arrangement with any entity not consolidated in the Financial Statements most recently filed by the Company with the SEC or has any liability or potential liability to another party under any such agreement, and neither the Company nor any Company Subsidiary has any liability or potential liability for Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     (h) The Company and each Company Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (i) No power of attorney has been granted by the Company or any Company Subsidiary with respect to any matters relating to Taxes that is currently in effect.

     (j) Neither the Company nor any Company Subsidiary has settled any claim, audit or administrative or court proceeding with respect to Taxes.

     (k) Neither the Company nor any Company Subsidiary is or has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

     (l) Neither the Company nor any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code. The Company is not aware of any agreement or plan to which the Company or any of its Affiliates is a party or other circumstances relating to the Company or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368 of the Code.

     Section 4.16     Intellectual Property.
                      ---------------------

     (a) Section 4.16(a) of the Company Disclosure Letter contains a true and complete list of all of the Company's and Company Subsidiaries' Intellectual Property (other than unregistered copyrights, trade secrets and confidential information) and applications and other filings and formal actions made or taken pursuant to federal, state, local and foreign laws by the

Company and/or any Company Subsidiary to protect its interests in material Company Intellectual Property.

     (b) Except as set forth in Section 4.16(b) of the Company Disclosure Letter, the Company and Company Subsidiaries have all rights in Company Intellectual Property necessary to carry out their current and currently contemplated and reasonably foreseeable activities except where the absence of such right would not be reasonably likely to result in a Material Adverse Effect to the Company.

     (c) Except as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to the Company, the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property or Product, work, technology or process as now used or offered or proposed for use, licensing or sale by the Company or any Company Subsidiary does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress or mask work of any Person or, to the knowledge of the Company or any Company Subsidiary as of the date hereof, the patent of any Person. Except as set forth in Section 4.16(c) of the Company Disclosure Letter, no written and material claims (i) challenging the validity, effectiveness or ownership by the Company or any Company Subsidiary of any of Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any Product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by the Company or any Company Subsidiary infringes or will infringe on any intellectual property or other proprietary right of any Person have been asserted or, to the knowledge of the Company or any Company Subsidiary, are threatened by any Person, nor are there, to the Company's or any Company Subsidiary's knowledge, any valid grounds for any bona fide claim of any such kind. All registered, granted or issued patents, trademarks, Internet domain names and copyrights held by the Company and any Company Subsidiary are subsisting. To the Company's or any Company Subsidiary's knowledge, there is no material unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee or former employee.

     (d) Except as set forth in Section 4.16(d) of the Company Disclosure Letter, there are no royalties, fees, honoraria or other payments payable by the Company or any Company Subsidiary to any Person by reason of the ownership, development, use, license, sale or disposition of Company Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

     (e) Neither the Company nor any Company Subsidiary is in violation of any license, sublicense, agreement or instrument to which the Company or any Company Subsidiary is a party or otherwise bound, nor to the knowledge of the Company as of the date hereof, will execution or delivery of this Agreement, or performance of the Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property except as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to the Company. Section 4.16(e) of the Company Disclosure Letter sets forth a list of all material Licenses by the Company or any of Company Subsidiaries of Company Intellectual Property.

     (f) Except as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to the Company, the Company and each of Company Subsidiaries have observed all material provisions of, and performed all of their material obligations under, the license agreements to which it is a party. Neither the Company, nor any Company Subsidiary, have taken any action that could cause, or failed to take any action, the failure of which could cause, (i) any source code, trade secret or other Company Intellectual Property to be (A) released from an escrow or otherwise made available to any person or entity other than those persons described in Section 4.16(f) of the Company Disclosure Letter or (B) dedicated to the public or otherwise placed in the public domain or (ii) any other material adverse affect to the protection of Company Intellectual Property under trade secret, copyright, patent or other intellectual property laws.

     Section 4.17     Employment Matters.
                      ------------------

     (a) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Company and each Company Subsidiary are in compliance in all respects with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. The Company and each Company Subsidiary have withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees, and neither the Company nor any Company Subsidiary is liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any Company Subsidiary is liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, there are no pending claims against the Company or any Company Subsidiary under any workers compensation plan or policy or for long-term disability. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract, and neither the Company nor any Company Subsidiary knows of any activities or proceedings of any labor union in connection with an attempt to organize any such employees. To the Company's or any Company Subsidiary's knowledge, no employees of the Company or any Company Subsidiary are in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or Company Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Company Subsidiary or to the use of trade secrets or proprietary information of others. As of the date of this Agreement, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, no employee of the Company or any Company Subsidiary has given notice to the Company or any Company Subsidiary, and the Company and each of the Company Subsidiaries is not otherwise aware, that any such employee intends to terminate his or her employment with the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to any Severance Agreements.

     (b) All officers, employees and consultants of the Company and each Company Subsidiary have signed proprietary rights and confidentiality agreements in substantially the form set forth on Section 4.17(b) of the Company Disclosure Letter.

     (c) Since the enactment of the WARN Act, neither the Company nor any Company Subsidiary has effected (i) a plant closing as defined in the WARN Act affecting any site of employment or facility or one or more operating units within any site of employment or facility of the Company or any Company Subsidiary or (ii) a mass layoff as defined in the WARN Act affecting the site of employment or facility of the Company or any Company Subsidiary. None of the Company nor any Company Subsidiary has been affected by any transaction or is engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. Except as set forth in
Section 4.17(c) of the Company Disclosure Letter, none of the employees of the Company or any Company Subsidiary has suffered an employment loss as defined in the WARN Act during the preceding ninety-day period.

     Section 4.18     Compliance with Laws.  Except as would not be,
                      --------------------
individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to the Company, the Company and each of the Company Subsidiaries are in compliance with, and have not violated any applicable Law of any United States federal, state, local, or foreign Governmental Entity which affects the business, properties or assets of the Company and any Company Subsidiary, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the knowledge of the Company or any Company Subsidiary, threatened against the Company or any Company Subsidiary alleging any such violation. All licenses, permits and approvals required under such Laws are in full force and effect except where the failure to be in full force and effect would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to the Company.

     Section 4.19     Contracts and Commitments.
                      -------------------------

     (a) There are no contracts or agreements that are material contracts (as defined in Item 601(b)(10) of Regulation S-K) with respect to the Company and its Subsidiaries ("Company Material Contracts"), other than those Company Material Contracts identified on the exhibit indices of the Company SEC Documents filed prior to the date hereof. Each Company Material Contract is in full force and effect and is enforceable in accordance with its terms. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party to any Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other contract, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults which, individually or in the aggregate, have not resulted in, and are not reasonably likely to result in, a Material Adverse Effect to the Company.

     (b) Section 4.19(b) of the Company Disclosure Letter sets forth a complete and accurate list of each contract or agreement to which the Company or any of its Subsidiaries is a party or bound with any Affiliate of the Company (other than any Subsidiary which is a direct or indirect wholly owned subsidiary of the Company). Complete and accurate copies of all the agreements, contracts and arrangements set forth in Section 4.19(b) of the Company Disclosure Letter have heretofore been furnished to Parent. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has entered into any transaction with any Affiliate of the Company or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to
Item 404 of Regulation S-K.

     (c) The Company is not a party to or bound by any contract or agreement that includes any non-competition, non-solicitation, standstill or other similar restrictions or undertakings that has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries as currently conducted and as proposed to be conducted in any material respect. Neither the Company nor any of its Subsidiaries has entered into (or is otherwise bound by) any agreement under which it is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business.

     (d) Neither the Company nor any of its Subsidiaries is a party to any agreement under which a third party would be entitled to receive a license or any other right to Company Intellectual Property as a result of the transactions contemplated by this Agreement.

     Section 4.20     Customers and Suppliers.  There has not been any material
                      -----------------------
adverse change in the business relationship of the Company or any Company Subsidiary with any customer who accounted for more than five percent of the Company's sales (on a consolidated basis) during the period subsequent to November 30, 2001, or any supplier from whom the Company and the Company Subsidiaries purchased more than five percent of the goods or services (on a consolidated basis) which they purchased during the same period.

     Section 4.21     Information Supplied.  None of the information supplied
                      --------------------
or to be supplied by the Company specifically for inclusion or incorporation by reference in (a) the Registration Statement or (b) for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act (each a "Regulation M-A Filing"), will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, when, respectively, the Registration Statement becomes effective under the Securities Act or at the time of the Regulation M-A Filing. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporated by reference in the Proxy Statement/Prospectus will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus and the Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

     Section 4.22     Opinion of Financial Advisor.  The board of directors of
                      ----------------------------
the Company has received the opinion of Credit Suisse First Boston Corporation (the"Company Financial Advisor") dated the date of this Agreement, to the effect that, as of the date of such opinion, the Exchange Ratio is fair to the holders of shares of Company Common Stock from a financial point of view.

     Section 4.23     Rights Agreement.  The Company has duly executed an
                      ----------------
amendment, in a form previously approved by Parent, to the Company Rights Plan, an executed copy of which has been delivered to Parent (the "Company Rights Plan Amendment") that includes, among other things, (a) an exclusion of Parent and Merger Sub from the definition of "Acquiring Person" thereunder and (b) providing that the Company Rights Plan terminate before the Effective Time, and taken all other action (excluding actions by the rights agent) necessary or appropriate so that the entering into of this Agreement or the Voting Agreements do not and will not result in the ability of any person to exercise any of Company Rights under the Company Rights Plan or enable or require Company Rights issued thereunder to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable or cease to be redeemable.

     Section 4.24     Absence of Questionable Payments.  Neither the Company nor
                      --------------------------------
any Company Subsidiary nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Company Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor any Company Subsidiary nor any current director, officer, agent, employee or other Person acting on behalf of the Company or any Company Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures. The Company and each Company Subsidiary is in compliance with the provisions of Section 13(b) of the Exchange Act.

     Section 4.25     Insider Interests.  Except as set forth in the Company SEC
                      -----------------
Documents, no officer or director of the Company or any Company Subsidiary has any material interest in any property, real or personal, tangible or intangible, including inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company or any Company Subsidiary.

     Section 4.26     Brokers or Finders.  Except as set forth in Section 4.26
                      -------------------
of the Company Disclosure Letter, neither the Company nor any Company Subsidiary or their respective Affiliates has an obligation to pay any agent, broker, investment banker, financial advisor or other firm or Person any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions. True and correct copies of all agreements between the Company and the Company Financial Advisor including any fee arrangements are included in Section 4.26 of Company Disclosure Letter.

     Section 4.27     Insurance.  The Company and each Company Subsidiary is
                      ---------
presently insured, and during each of the past five calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. The Company and the Company Subsidiaries have complied in all material respects with the terms of such policies.

     Section 4.28 Properties.
                  ----------

     (a) The Company and the Company Subsidiaries have good and valid title, free and clear of all Liens, to all their material properties and assets, whether tangible or intangible, personal or mixed, reflected in the Company's Financial Statements for the period ended November 30, 2001 as being owned by the Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such Financial Statements, (ii) Liens disclosed in the notes to such Financial Statements and (iii) Liens arising in the ordinary course of business after the date of such Financial Statements. All fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by the Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

     (b) Neither the Company nor any Company Subsidiaries owns or has ever owned any real property.

     (c) Section 4.28(c) of the Company Disclosure Letter sets forth a complete and accurate list of all real property leased, subleased or licensed by the Company or any of its Subsidiaries (collectively the "Company Leases") and the location of the premises. Neither the Company, nor any of its Subsidiaries nor, to the Company's knowledge, any other party is in default under any of the Company Leases, except where the existence of such defaults, individually or in the aggregate, has not resulted in, and is not reasonably likely to result in a Material Adverse Effect to the Company. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than the Company and its Subsidiaries. The Company has provided Parent with complete and accurate copies of all Company Leases.

                                   ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND MERGER SUB

     Except as set forth in the Parent Disclosure Letter, each of Parent and Merger Sub represent and warrant to the Company that all of the statements contained in this Article 5 are true and correct. Each exception set forth in the Parent Disclosure Letter and each other response to this Agreement set forth in the Parent Disclosure Letter is identified by reference to, or has been grouped under a heading referring to, a specific individual Section of this Agreement
                                      32
and relates only to such Section, except to the extent that it is reasonably apparent from a reading of such response (without reading any related documents or attachments) that it also qualifies or applies to other Sections of this Agreement.

     Section 5.1     Organization; Qualification Each of Parent and Merger Sub
                     ---------------------------
(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to Parent. Parent has made available to the Company complete and correct copies of its certificate of incorporation and bylaws, each as presently in effect. Merger Sub has conducted no business and has no operations other than in connection with this Agreement and the Transactions.

     Section 5.2     Subsidiaries and Affiliates. Section 5.2 of Parent
                     ----------------------------
Disclosure Letter sets forth the name, jurisdiction of incorporation and authorized and outstanding capital of each Parent Subsidiary and the jurisdictions in which each Parent Subsidiary is qualified to do business. Except as set forth in Section 5.2 of the Parent Disclosure Letter, Parent does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business or other Person, other than publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each Parent Subsidiary is, directly or indirectly, owned (of record and beneficially) by Parent free and clear of any liens, options or encumbrances of any kind, restrictions on transfers (other than restrictions on transfer arising under applicable securities laws), claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any Parent Subsidiary to any Person except to Parent. Each Parent Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to Parent. Parent has made available to the Company complete and correct copies of the certificate of incorporation, bylaws or similar organizational documents of each Parent Subsidiary, as presently in effect. With respect to any exception to ownership set forth in Section 5.2 of the Parent Disclosure Letter, such
Section 5.2 completely and correctly identifies the record and the beneficial owner of any such shares, whether such record or beneficial owner is an employee, agent or Affiliate of Parent, and any agreement, arrangement or understanding, whether written or oral, with respect to such ownership.

     Section 5.3     Capitalization
                     --------------

     (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 20,000,000 shares of Parent Preferred Stock. As of the date of this Agreement, (i) 51,867,374 shares of Parent Common Stock are issued and outstanding and 1,667,581 shares of Parent Common Stock are issued and held in the treasury of Parent; (ii) no shares of Parent Preferred Stock are issued and outstanding and no shares of Parent Preferred Stock are issued and held in the treasury of Parent, and (iii) 7,236,808 shares of Parent Common Stock are reserved for issuance upon exercise of Parent Options issued under Parent Stock Plans, of which 6,240,080 shares are subject to outstanding Parent Options and 996,728 shares are available for issuance thereunder. Section 5.3(a) of the Parent Disclosure Letter lists (s) the holder of each outstanding Parent Option, (t) if the holder is a former service provider (including service as an employee), (u) the date such service terminated, (v) the number of shares of Parent Common Stock for which such Parent Option is exercisable,
(w) the term of the Parent Option, (x) the exercise price of such Parent Option, (y) the extent to which such Parent Option will vest or become exercisable upon consummation of any of the Transactions or by termination of employment or change in position following consummation of the Transactions, and (z) the vesting/exercise schedule of such Parent Option and (ii) all issued and outstanding shares of Restricted Stock, the name of the applicable stockholder, the lapsing schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the date of this Agreement, whether (and to what extent) the lapsing will be accelerated in any way by the Transactions or by termination of employment or change in position following consummation of the Transactions, and whether such holder has the sole power to vote and dispose of such shares. Except as set forth in Section 5.3(a) of the Parent Disclosure Letter or as provided in stock option/Restricted Stock agreements, no acceleration event shall occur with respect to Parent Options or Restricted Stock as a result of the Transactions or by termination of employment or change in position following consummation of the Transactions, including termination of service agreement in the case of a Person who is not an employee of Parent. On the Closing Date, Parent shall deliver to the Company an updated Section 5.3(a) that is current as of such date. All the outstanding shares of Parent's capital stock are, and all shares of Parent Common Stock which may be issued pursuant to the exercise of outstanding Parent Options will be, when issued in accordance with the respective terms of such Parent Option, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights. Neither Parent nor any Parent Subsidiary has any outstanding Voting Debt. Except (I) as set forth above and (II) for the Transactions, as of the date hereof, (x) there are no shares of capital stock of Parent authorized, issued or outstanding; (y) there are no existing options, stock appreciation rights, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements, understandings or commitments of any character, relating to the issued or unissued capital stock of Parent or any Parent Subsidiary, obligating Parent or any Parent Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, Parent or any Parent Subsidiary or securities convertible into or exchangeable for such shares, equity interests or Voting Debt, or obligating Parent or any Parent Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and (z) there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock, or the capital stock of Parent, or any Parent Subsidiary or Affiliate of Parent or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Parent Subsidiary or any other entity or Person. Except as contemplated by this Agreement, set forth in the Parent SEC Documents or described in this Section 5.3, there are no registration rights, and there is no rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which Parent or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of Parent or any of its Subsidiaries. Stockholders of Parent are not entitled to dissenters' or appraisal rights under applicable state law in connection with the Merger.

     (b)Except as set forth in Section 5.3(b) of the Parent Disclosure Letter, there are no voting trusts or other agreements or understandings to which Parent or any Parent Subsidiary is a party with respect to the voting of the capital stock of Parent or any Parent Subsidiary.

     Section 5.4 Authorization, Validity of Agreement, Parent Action. Each of
                 ---------------------------------------------------
Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of, and the performance by each of Parent and Merger Sub of their respective obligations under this Agreement, and the consummation by each of Parent and Merger Sub of the Transactions, have been duly authorized by each of Parent's and Merger Sub's boards of directors and, except for obtaining the approval of Parent's stockholders as contemplated by Section 5.6, no other corporate action on the part of Parent or Merger Sub or their respective stockholders is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by them of the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due and valid authorization, execution and delivery thereof by the Company, this Agreement is a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms.

     Section 5.5 Board Approvals Regarding Transactions. Parent's board of
                 --------------------------------------
directors, at a meeting duly called and held, has (a) determined that each of this Agreement and the Merger are fair to, advisable and in the best interests of Parent and the stockholders of Parent, (b) approved the Transactions, (c) approved the Voting Agreements and the transactions contemplated thereby and
(d) recommended that the stockholders of Parent approve this Agreement, and none of the aforesaid actions by Parent's board of directors has been amended, rescinded or modified. The action taken by Parent's board of directors constitutes approval of the Merger and the other Transactions by Parent's board of directors under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the other Transactions. No other state takeover, anti-takeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the Merger or the other Transactions

     Section 5.6 Vote Required. The affirmative vote of the holders of at least
                 -------------
a majority of the shares of Parent Common Stock voted (the "Parent Stockholder Approval") is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the Merger or this Agreement and no other vote of any holders of shares of Parent's capital stock is necessary to approve any of the Transactions.

     Section 5.7 No Violations. None of the execution or delivery by Parent of,
                 -------------
or performance by Parent of its obligations under, this Agreement, the consummation by Parent of the Transactions or compliance by Parent with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the certificate of incorporation, the bylaws or similar organizational documents of Parent or any Parent Subsidiary, (b) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or loss of any rights) under, any of the terms, conditions or provisions of any Parent Agreement or (c) subject to obtaining Parent Stockholder Approval and compliance with the requirements specified in clauses (i) through (v) of Section 5.8, conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (b) and (c) of this Section 5.7 for any conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to Parent

     Section 5.8     Consents and Approvals. No consent, approval, license,
                     ----------------------
permit, order or authorization of, or registration, declaration, notice or filing with any Governmental Entity or any stock market or stock exchange on which shares of Parent Common Stock are listed for trading is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which Parent is qualified as a foreign corporation to transact business, (iii) the filing of the Registration Statements on Form S-4 and Form S-8 with the SEC in accordance with the Securities Act, (iv) the filing of the Joint Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act, (v) the filing of such reports, schedules or materials under Section 13 or Rule 14a-12 of the Exchange Act and materials under Rule 165 and Rule 425 of the Securities Act as may be required in connection with this Agreement and the Transactions, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (vii) the filing of a Notification Form: Listing of Additional Shares with the Nasdaq Stock Market, Inc. for the listing of the shares of Parent Common Stock to be issued in the Transactions, and (viii) such consents, authorizations, orders, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to result in a Material Adverse Effect to Parent.

     Section 5.9     Reports and Parent Financial Statements.
                     ---------------------------------------

     (a) Parent has timely filed the Parent SEC Documents with the SEC or the NNM, as applicable. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date of this Agreement, the Parent SEC Documents, including any financial statements or schedules included therein (i) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations of the NNM, as the case may be.

     (b) Each of the Parent Financial Statements have been prepared from, and are in accordance with, the books and records of Parent and Parent Subsidiaries. The Parent Financial Statements complied, as of their respective dates, with applicable accounting requirements and rules and regulations of the SEC and NNM. The Parent Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of interim condensed consolidated financial statements, to normal, recurring and immaterial year-end adjustments and the absence of certain notes) and fairly present in all material respects (i) the consolidated financial position of Parent and Parent Subsidiaries as of the dates thereof and
(ii) the consolidated results of operations, changes in stockholders' equity and cash flows of Parent and Parent Subsidiaries for the periods presented therein. The value of the intangible assets reflected on the most recent Balance Sheet included in the Parent Financial Statements does not require any further write down under GAAP or the applicable rules of the SEC.

     Section 5.10     Books and Records. The books of account, minute books,
                      -----------------
stock record books and other records of each of Parent and Parent Subsidiaries are complete and correct in all material respects and have been maintained in accordance with the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls. The minute books of Parent contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, Parent's board of directors and committees thereof, and no meeting of any of such stockholders, Parent's board of directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books.

     Section 5.11     No Undisclosed Liabilities. Except (a) as disclosed in the
                      --------------------------
Parent SEC Documents filed prior to the date hereof or the Parent Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, result in, or are reasonably likely to result in, a Material Adverse Effect to Parent.

     Section 5.12     Absence of Certain Changes. Since the Balance Sheet Date,
                      --------------------------
except as disclosed in the Parent SEC Documents filed prior to the date hereof,
(a) Parent and each Parent Subsidiary has conducted its respective business only in the ordinary and usual course consistent with past practice, (b) there have not occurred any events or changes in or developments with respect to the business, prospects, condition (financial or otherwise), assets or results of operations of Parent and Parent Subsidiaries (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) taken as a whole, resulting in or which are reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect to Parent and (c) Parent has not taken, resolved to take or committed to take any action which would have been prohibited under Section 6.2 if such section applied to the period between the Balance Sheet Date and the date of this Agreement.

     Section 5.13     Litigation.  Except as described in Section 5.13 of the
                      ----------
Parent Disclosure Letter and the Parent SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, or any of the officers or directors (in their respective capacity as such) of the Parent or any Parent Subsidiary which, individually or in the aggregate, has resulted in, or is reasonably likely to result in, a Material Adverse Effect to Parent. There are no material judgments, orders or decrees outstanding against Parent or any of its Subsidiaries.

     Section 5.14     Employee Benefit Plans.
                      ----------------------

     (a) Section 5.14(a) of the Parent Disclosure Letter lists each Parent Benefit Plan.

     (b) With respect to each Parent Benefit Plan, Parent has made available to the Company a complete and correct copy of (i) such Parent Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description and all summaries of material modifications issued since the date of the most recent summary plan description, if any, related to such Parent Benefit Plan, (ii) each trust agreement or other funding arrangement, (iii) the most recent annual report ((Form 5500) filed with the IRS) (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Parent Benefit Plan), (iv) the most recent actuarial report or financial statement, (v) the most recent determination letter, if any, issued by the IRS and any pending request for a determination letter and (vi) each registration statement, permit application and prospectus. Neither Parent nor any Parent ERISA Affiliate nor, to the knowledge of Parent or any Parent ERISA Affiliate, any other Person or entity, has any express or implied commitment, whether legally enforceable or not, to continue (for any period), modify, change or terminate any Parent Benefit Plan, other than with respect to a modification, change or termination required by applicable Law.

     (c) Except as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to Parent, each Parent Benefit Plan has been administered in accordance with its terms and all applicable laws, including ERISA and the Code (including the prohibited transaction rules thereunder). Except as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to Parent, all contributions required to be made under the terms of any of the Parent Benefit Plans have, as of the date of this Agreement, been timely made or, if not yet due, have been properly reflected in Parent's and Parent Subsidiaries' financial accounting records prior to the date of this Agreement. No suit, administrative proceeding, action or other adverse proceeding or claim has been brought or threatened against or with respect to any such Parent Benefit Plan (other than routine benefits claims or relating to qualified domestic relations orders (as that term is defined in Section 414(p) of the Code)) and there is no pending audit or inquiry by the IRS or United States Department of Labor with respect to any Parent Benefit Plan. No event has occurred and, to the knowledge of Parent or any Parent ERISA Affiliate, there exists no condition or set of circumstances that could subject Parent or any Parent ERISA Affiliate to any material liability (other than for routine benefit liabilities) relating in any way to any Parent Benefit Plan.

     (d) Each Parent Benefit Plan can be amended, discontinued or terminated at any time (including after the Effective Time) in accordance with its terms, without liability (other than (i) liability for benefits accrued prior to the Effective Time, (ii) liability for ordinary administrative expenses typically incurred in a termination event or (iii) liabilities for which sufficient assets are set aside in a trust or insurance contract to satisfy such liabilities or which are reflected on the most recent Balance Sheet included in the Parent Financial Statements).

     (e) Each Parent Benefit Plan and its related trust that is intended to qualify under Section 401(a) and Section 501(a), respectively, of the Code has received a favorable determination letter from the IRS as to such qualified status or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer and, in either case, nothing material has occurred that could adversely affect such qualified status.

     (f) No Parent Benefit Plan is a multi-employer pension plan (as defined in Section 3(37) of ERISA) and no Parent ERISA Affiliate has sponsored or contributed to or been required to contribute to any such pension plan.

     (g) With respect to each Benefit Plan that is subject to Title IV of ERISA or the minimum funding rules of ERISA or Section 302 or 412 of the Code,
(i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within thirty days of such event) has occurred, to the knowledge of Parent or any Parent ERISA Affiliates, or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA). No material liability under Title IV of ERISA has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, and to the knowledge of Parent or any Parent ERISA Affiliate, no condition exists that presents a material risk to Parent or any Parent ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. To the knowledge of Parent or any Parent ERISA Affiliate, none of the assets of Parent or any Parent ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

     (h) Except as required by Law, no Parent Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To Parent's knowledge, Parent and each Parent ERISA Affiliate is in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended.

     (i) Parent has made available to the Company complete and correct copies of
(i) all employment agreements with officers and all consulting agreements of Parent or any Parent Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of Parent or any Parent Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Parent or any Parent Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" or similar provisions. No payment or benefit which may be required to be made by Parent or any Parent Subsidiary or which otherwise may be required to be made under the terms of any Parent Benefit Plan or other arrangement will constitute a parachute payment under Section 280G of the Code (without regard to Section 280G(b)(4)). Except as set forth in Section 5.14(1) of the Parent Disclosure Letter, the consummation of the Transactions will not, alone or in conjunction with any other possible event (including termination of employment), (x) entitle any current or former employee or other service provider of Parent or any Parent Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (y) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider, alone or in conjunction with any other possible event (including termination of employment).

     Section 5.15     Tax Matters
                      -----------

     (a) Except as would not be, individually or in the aggregate, reasonably likely to have a Material Adverse Effect to Parent, Parent and each Parent Subsidiary, and any affiliated, consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any Parent Subsidiary is or has been a member, have (i) properly completed and timely filed all Tax Returns that are required to be filed by them through the date of this Agreement and all such Tax Returns are true, correct and complete in all material respects and (ii) have duly paid or caused to be duly paid in full all Taxes reflected on such Tax Returns or subsequently assessed by any Governmental Entity responsible for the imposition of any Tax with respect to such Tax Returns. Since the Balance Sheet Date, Parent and Parent Subsidiaries have not incurred any liability for any Taxes other than in the ordinary course of business. Neither Parent nor any Parent Subsidiary has received notice of any claim made by an authority in a jurisdiction where the Parent or any Parent Subsidiary, as the case may be, does not file Tax Returns, that Parent or any Parent Subsidiary is or may be subject to taxation by that jurisdiction.

     (b) There is (i) no material claim for Taxes that is a lien against the property or assets of Parent or any Parent Subsidiary or that is being asserted against Parent or any Parent Subsidiary other than liens for Taxes not yet due and payable, (ii) except as set forth in Section 5.15(b)(ii) of the Parent Disclosure Letter, no audit, administrative proceeding or court proceeding with respect to Taxes or Tax Returns of the Parent or any Parent Subsidiary that is being conducted or that is pending and no deficiency or claim for Taxes that is being asserted by any Governmental Entity responsible for the imposition of any Tax against Parent or any Parent Subsidiary; (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by Parent or any Parent Subsidiary and is currently in effect, and
(iv) no agreement, contract or arrangement to which Parent or any Parent Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code.

     (c) Neither Parent nor any Parent Subsidiary has filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

     (d) No federal, state, local or foreign audits, examinations or other administrative proceedings are pending or, to Parent's knowledge, threatened with regard to any Taxes or Tax Returns of Parent or of any Parent Subsidiary There is no dispute or claim concerning any Tax liability of Parent or any Parent Subsidiary either claimed or raised by any taxing authority in writing.

     (e) Neither Parent nor any Parent Subsidiary has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any Parent Subsidiary.

     (f) Neither Parent nor any Parent Subsidiary has been required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior the Effective Time other than any such adjustments required as a result of the Merger.
     (g) Neither Parent nor any Parent Subsidiary is a party to any tax sharing, tax indemnity or other agreement or arrangement with any entity not consolidated in the Financial Statements most recently filed by Parent with the SEC or has any liability or potential liability to another party under any such agreement, and neither Parent nor any Parent Subsidiary has any liability or potential liability for Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     (h) Parent and each Parent Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.
     (i) No power of attorney has been granted by Parent or any Parent Subsidiary with respect to any matters relating to Taxes that is currently in effect.
     (j) Neither Parent nor any Parent Subsidiary has settled any claim, audit or administrative or court proceeding with respect to Taxes.
     (k) Neither Parent nor any Parent Subsidiary is or has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.
     (l) Neither Parent nor any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code. Parent is not aware of any agreement or plan to which Parent or any of its Affiliates is a party or other circumstances relating to Parent or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under
Section 368 of the Code.

     Section 5.16     Intellectual Property
                      ---------------------

     (a) Section 5.16(a) of the Parent Disclosure Letter contains a true and complete list of all of Parent's and Parent Subsidiaries' Intellectual Property (other than unregistered copyrights, trade secrets and confidential information) and applications and other filings and formal actions made or taken pursuant to federal, state, local and foreign laws by Parent and/or any Parent Subsidiary to protect its interests in material Parent Intellectual Property.

     (b) Except as set forth in Section 5.16(b) of the Parent Disclosure Letter, Parent and Parent Subsidiaries have all rights in Parent Intellectual Property necessary to carry out their current and currently contemplated and reasonably foreseeable activities except where the absence of such right is not reasonably likely to result in a Material Adverse Effect to Parent.

     (c) Except as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to Parent, the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Parent Intellectual Property or Product, work, technology or process as now used or offered or proposed for use, licensing or sale by Parent or any Parent Subsidiary does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress or mask work of any Person or, to the knowledge of Parent or any Parent Subsidiary as of the date hereof, the patent of any Person. Except as set forth in Section 5.16(c) of the Parent Disclosure Letter, no written and material claims (i) challenging the validity, effectiveness or ownership by Parent or any Parent Subsidiary of any of Parent Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any Product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by Parent or any Parent Subsidiary infringes or will infringe on any intellectual property or other proprietary right of any Person have been asserted or, to the knowledge of Parent or any Parent Subsidiary, are threatened by any Person, nor are there, to Parent's or any Parent Subsidiary's knowledge, any valid grounds for any bona fide claim of any such kind. All registered, granted or issued patents, trademarks, Internet domain names and copyrights held by Parent and any Parent Subsidiary are subsisting. To Parent's or any Parent Subsidiary's knowledge, there is no material unauthorized use, infringement or misappropriation of any of Parent Intellectual Property by any third party, employee or former employee

     (d) Except as set forth in Section 5.16(d) of the Parent Disclosure Letter, there are no royalties, fees, honoraria or other payments payable by Parent or any Parent Subsidiary to any Person by reason of the ownership, development, use, license, sale or disposition of Parent Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

     (e) Neither Parent nor any Parent Subsidiary is in violation of any license, sublicense, agreement or instrument to which Parent or any Parent Subsidiary is a party or otherwise bound, nor to the knowledge of Parent as of the date hereof, will execution or delivery of this Agreement, or performance of Parent's obligations hereunder, cause the diminution, termination or forfeiture of any Parent Intellectual Property, except as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to Parent. Section 5.16(e) of the Parent Disclosure Letter sets forth a list of all material Licenses by Parent or any of Parent Subsidiaries of Parent Intellectual Property.

     (f) Except as would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to Parent, Parent and each of Parent Subsidiaries have observed all material provisions of, and performed all of their material obligations under, the license agreements to which it is a party. Neither Parent, nor any Parent Subsidiary, have taken any action that could cause, or failed to take any action, the failure of which could cause, (i) any source code, trade secret or other Parent Intellectual Property to be (A) released from an escrow or otherwise made available to any person or entity other than those persons described in Section 5.16(f) of the Parent Disclosure Letter or (B) dedicated to the public or otherwise placed in the public domain or (ii) any other material adverse affect to the protection of Parent Intellectual Property under trade secret, copyright, patent or other intellectual property laws.

     Section 5.17     Employment Matters.
                      ------------------

     (a) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, Parent and each Parent Subsidiary are in compliance in all respects with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Parent and each Parent Subsidiary have withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees, and neither Parent nor any Parent Subsidiary is liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Neither Parent nor any Parent Subsidiary is liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, there are no pending claims against Parent or any Parent Subsidiary under any workers compensation plan or policy or for long-term disability. Neither Parent nor any Parent Subsidiary is a party to any collective bargaining agreement or other labor union contract, and neither Parent nor any Parent Subsidiary knows of any activities or proceedings of any labor union in connection with an attempt to organize any such employees. To Parent's or any Parent Subsidiary's knowledge, no employees of Parent or any Parent Subsidiary are in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Parent or Parent Subsidiary because of the nature of the business conducted or presently proposed to be conducted by Parent or any Parent Subsidiary or to the use of trade secrets or proprietary information of others. As of the date of this Agreement, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, no employee of Parent or any Parent Subsidiary has given notice to Parent or any Parent Subsidiary, and Parent and each of Parent Subsidiaries is not otherwise aware, that any such employee intends to terminate his or her employment with Parent or any Parent Subsidiary. Neither Parent nor any Parent Subsidiary is a party to any Severance Agreements.

     (b) All officers, employees and consultants of Parent and each Parent Subsidiary have signed proprietary rights and confidentiality agreements in substantially the form set forth on Section 5.17(b) of the Parent Disclosure Letter.

     (c) Since the enactment of the WARN Act, neither Parent nor any Parent Subsidiary has effected (i) a plant closing as defined in the WARN Act affecting any site of employment or facility or one or more operating units within any site of employment or facility of Parent or any Parent Subsidiary or (ii) a mass layoff as defined in the WARN Act affecting the site of employment or facility of Parent or any Parent Subsidiary. None of Parent nor any Parent Subsidiary has been affected by any transaction or is engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. Except as set forth on Section 5.17(c) of the Parent Disclosure Letter, none of the employees of Parent or any Parent Subsidiary has suffered an employment loss as defined in the WARN Act during the preceding ninety-day period.

     Section 5.18     Compliance with Laws. Except as would not be, individually
                      --------------------
or in the aggregate, reasonably likely to result in a Material Adverse Effect to Parent, Parent and each of Parent Subsidiaries are in compliance with, and have not violated any applicable Law of any United States federal, state, local, or foreign Governmental Entity which affects the business, properties or assets of Parent and any Parent Subsidiary, and no notice, charge, claim, action or assertion has been received by Parent or any Parent Subsidiary or has been filed, commenced or, to the knowledge of Parent or any Parent
Subsidiary, threatened against Parent or any Parent Subsidiary alleging any such violation. All licenses, permits and approvals required under such Laws are in full force and effect except where the failure to be in full force and effect would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect to Parent.

     Section 5.19     Contracts and Commitments.
                      -------------------------

     (a) There are no contracts or agreements that are material contracts (as defined in Item 601(b)(10) of Regulation S-K) with respect to Parent and its Subsidiaries ("Parent Material Contracts"), other than those Parent Material Contracts identified on the exhibit indices of the Parent SEC Documents filed prior to the date hereof. Each Parent Material Contract is in full force and effect and is enforceable in accordance with its terms. Neither Parent nor any of its Subsidiaries nor, to Parent's knowledge, any other party to any Parent Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other contract, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults which, individually or in the aggregate, have not resulted in, and are not reasonably likely to result in, a Material Adverse Effect to Parent.

     (b) Section 5.19(b) of the Parent Disclosure Letter sets forth a complete and accurate list of each contract or agreement to which Parent or any of its Subsidiaries is a party or bound with any Affiliate of Parent (other than any Subsidiary which is a direct or indirect wholly owned subsidiary of Parent). Complete and accurate copies of all the agreements, contracts and arrangements set forth in Section 5.19(b) of the Parent Disclosure Letter have heretofore been furnished to the Company. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, neither Parent nor any of its Subsidiaries has entered into any transaction with any Affiliate of Parent or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.

     (c) Parent is not a party to or bound by any contract or agreement that includes any non-competition, non-solicitation, standstill or other similar restrictions or undertakings that has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of Parent or any of its Subsidiaries or the Company or any of its Subsidiaries as currently conducted and as proposed to be conducted in any material respect. Neither Parent nor any of its Subsidiaries has entered into (or is otherwise bound by) any agreement under which it is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business.

     (d) Neither Parent nor any of its Subsidiaries is a party to any agreement under which a third party would be entitled to receive a license or any other right to Parent Intellectual Property as a result of the transactions contemplated by this Agreement.

     Section 5.20 Customers and Suppliers. There has not been any material
                  -----------------------
adverse change in the business relationship of Parent or any Parent Subsidiary with any customer who accounted for more than five percent of Parent's sales (on a consolidated basis) during the period subsequent to November 30, 2001, or any supplier from whom Parent and Parent Subsidiaries purchased more than five percent of the goods or services (on a consolidated basis) which they purchased during the same period.

     Section 5.21 Information Supplied. None of the information supplied or to
                  --------------------
be supplied by Parent specifically for inclusion or incorporation by reference in (a) the Registration Statement or (b) for inclusion in any Regulation M-A Filing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, when, respectively, the Registration Statement becomes effective under the Securities Act or at the time of the Regulation M-A Filing. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporated by reference in the Proxy Statement/Prospectus will, at the date it is first mailed to the Company's stockholders or at the time of the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus and the Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

     Section 5.22 Opinion of Financial Advisor. Parent has received the opinion
                  ----------------------------
of Salomon Smith Barney, Inc. (the "Parent Financial Advisor") dated the date of this Agreement, to the effect that, as of the date of such opinion, the Exchange Ratio is fair to the holders of shares of Parent Common Stock from a financial point of view.

     Section 5.23 Absence of Questionable Payments. Neither Parent nor any
                  --------------------------------
Parent Subsidiary nor any director, officer, agent, employee or other Person acting on behalf of Parent or any Parent Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither Parent nor any Parent Subsidiary nor any current director, officer, agent, employee or other Person acting on behalf of Parent or any Parent Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures. Parent and each Parent Subsidiary is in compliance with the provisions of Section 13(b) of the Exchange Act.

     Section 5.24     Insider Interests. Except as set forth in the Parent SEC
                      -----------------
Documents, no officer or director of Parent or any Parent Subsidiary has any material interest in any property, real or personal, tangible or intangible, including inventions, patents, trademarks or trade names, used in or pertaining to the business of Parent or any Parent Subsidiary.

     Section 5.25     Brokers or Finders.  Except as set forth in Section 5.25
                      ------------------
of the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary or their respective Affiliates has an obligation to pay any agent, broker, investment banker, financial advisor or other firm or Person any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions. True and correct copies of all agreements between Parent and the Parent Financial Advisor including any fee arrangements are included in
Section 5.25 of the Parent Disclosure Letter.

     Section 5.26     Insurance. Parent and each Parent Subsidiary is presently
                      ---------
insured, and during each of the past five calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Parent and Parent Subsidiaries have complied in all material respects with the terms of such policies.

     Section 5.27     Properties.
                      ----------

     (a) Parent and the Parent Subsidiaries have good and valid title, free and clear of all Liens, to all their material properties and assets, whether tangible or intangible, personal or mixed, reflected in Parent's Financial Statements for the period ended November 30, 2001 as being owned by Parent and the Parent Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such Parent Financial Statements, (ii) Liens disclosed in the notes to such Parent Financial Statements and (iii) Liens arising in the ordinary course of business after the date of such Parent Financial Statements. All fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Parent or any Parent Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the Parent's and the Parent Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

     (b) Neither Parent nor any Parent Subsidiaries owns or has ever owned any real property.

     (c) Section 5.27 of the Parent Disclosure Letter sets forth a complete and accurate list of all real property leased, subleased or licensed by Parent or any of its Subsidiaries (collectively the "Parent Leases") and the location of the premises. Neither Parent, nor any of its Subsidiaries nor, to Parent's knowledge, any other party is in default under any of the Parent Leases, except where the existence of such defaults, individually or in the aggregate, has not resulted in, and is not reasonably likely to result in a Material Adverse Effect to Parent. Neither Parent nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than Parent and its Subsidiaries. Parent has provided the Company with complete and accurate copies of all Parent Leases.

                                   ARTICLE 6

                                   COVENANTS

     Section 6.1     Interim Operations of the Company.  The Company covenants
                     ---------------------------------
and agrees that prior to the Effective Time, except (i) if consistent with past practice, (ii) as expressly contemplated by this Agreement, (iii) as set forth in Section 6.1 of the Company Disclosure Letter or (iv) as agreed in writing by Parent (which agreement shall not be unreasonably withheld), after the date hereof:

     (a) the business of the Company and of each Company Subsidiary shall be conducted only in the usual, regular and ordinary course and substantially in the same manner as heretofore conducted, and the Company and each Company Subsidiary shall use commercially reasonable efforts to preserve its business organization intact, keep available the services of its current officers and employees and maintain its existing relations with licensors, customers, suppliers, distributors, creditors, business partners and others having business dealings with it, to the end that their respective goodwill and ongoing business shall be unimpaired at the Effective Time;

     (b) neither the Company nor any Company Subsidiary shall: (i) amend its certificate of incorporation or bylaws or similar organizational documents,
(ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, other than (x) the issuance of shares of Company Common Stock reserved for issuance on the date of this Agreement pursuant to the exercise of Company Options and Purchase Rights under the Company ESPP outstanding on the date of this Agreement or (y) the issuance of Company Options to new non-officer employees consistent with past practices in the ordinary course of business, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock, (iv) split, combine or reclassify any shares of any class or series of its capital stock or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or enter into any instrument or security which consists of or includes a right to acquire such shares, other than (1) the acquisition shares of Company Common Stock from holders of Company Options in full or partial payment of the exercise price or withholding taxes payable by such holder upon exercise of Company Options to the extent required under the terms of such Company Options as in effect on the date thereof; or (2) the repurchase of Restricted Stock from former employees, directors and consultants in connection with any termination of services to Company or any of its Subsidiaries;

     (c) adopt or implement any stockholder rights plan or, except as provided in Section 4.23, alter or further amend the Company Rights Plan or Company Rights;

     (d) neither the Company nor any Company Subsidiary shall (i) incur or modify any indebtedness or other liability, other than in the ordinary course of business consistent with past practice or (ii) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

     (e) neither the Company nor any Company Subsidiary shall (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) modify the terms of any indebtedness or other liability, other than modifications of short term debt in the ordinary course of business consistent with past practice; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except as described in Section 6.1(e) of the Company Disclosure Letter as being in the ordinary course of business consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to or in wholly owned Company Subsidiaries and expense advances to employees in the ordinary course of business consistent with past practices); or (v) enter into any material commitment or transaction (including any capital expenditure, acquisition, sale or lease of assets or real estate or merger or consolidation (except one involving only wholly-owned Company Subsidiaries));

     (f) neither the Company nor any Company Subsidiary shall transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any asset, other than in the ordinary course of business consistent with past practice; or

     (g) except as otherwise specifically provided in this Agreement, neither the Company nor any Company Subsidiary shall make or offer to make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in wages to employees who are not officers or directors or Affiliates in the ordinary course of business consistent with past practice) or to Persons providing management services, or enter into or amend any employment, stock options, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to a Company Benefit Plan or otherwise;

     (h) except as otherwise specifically contemplated by this Agreement or as set forth in Section 6.1(h) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary shall (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate, (ii) pay, offer to pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or Affiliates of the Company or any Company Subsidiary of any amount relating to unused vacation days (except payments and accruals made in the ordinary course of business consistent with past practice), (iii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing, except as may otherwise be required by applicable Law;

     (i) neither the Company nor any Company Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to and the prior consent of Parent, except which are replaced with new policies providing for continuation of similar coverage;

     (j) neither the Company nor any Company Subsidiary shall revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by a change in GAAP promulgated after the date of this Agreement;

     (k) neither the Company nor any Company Subsidiary shall settle or compromise any pending or threatened suit, action or claim that (i) relates to the Transactions or (ii) the settlement or compromise of which would involve more than $75,000 and does not obligate the Company to take or refrain from taking any action other than the payment of such sum or that would otherwise be material to the Company and Company Subsidiaries, considering the Company together with the Company Subsidiaries as a whole, or that relates to any matters concerning Company Intellectual Property;

     (l) neither the Company nor any Company Subsidiary shall pay, purchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Company Financial Statements;

     (m) neither the Company nor any Company Subsidiary will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

     (n) neither the Company nor any Company Subsidiary will (i) change any of the accounting methods used by it unless required by a change in GAAP promulgated after the date of this Agreement or (ii) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by a change in GAAP or change in the Code or the regulations under the Code promulgated after the date of this Agreement, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

     (o) neither the Company nor any Company Subsidiary will take, or agree to commit to take, any action that would be reasonably likely to result in any of the conditions set forth in Article 7 not being satisfied, or would make any representation or warranty of the Company contained in this Agreement inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Parent or Merger Sub to consummate the Merger in accordance with the terms thereof or materially delay such consummation;

     (p) neither the Company nor any Company Subsidiary shall enter into any agreement, contract, commitment, understanding or arrangement with any officer or director of the Company or any Company Subsidiary with respect to any property, real or personal, tangible or intangible, including inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company or any Company Subsidiary or modify, amend or terminate any such existing agreement, contract, commitment, understanding or arrangement; and

     (q) neither the Company nor any Company Subsidiary will enter into any agreement, contract, commitment, understanding or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 6.2     Interim Operations of Parent and Merger Sub.  Parent
                     -------------------------------------------
covenants and agrees that prior to the Effective Time, except (i) if consistent with past practice, (ii) as expressly contemplated by this Agreement, (iii) as set forth in Section 6.2 of the Parent Disclosure Letter or (iv) as agreed in writing by the Company (which agreement shall not be unreasonably withheld), after the date hereof:

     (a) the business of Parent and of each Parent Subsidiary shall be conducted only in the usual, regular and ordinary course and substantially in the same manner as heretofore conducted, and Parent and each Parent Subsidiary shall use commercially reasonable efforts to preserve its business organization intact, keep available the services of its current officers and employees and maintain its existing relations with licensors, customers, suppliers, distributors, creditors, business partners and others having business dealings with it, to the end that their respective goodwill and ongoing business shall be unimpaired at the Effective Time;

     (b) neither Parent nor any Parent Subsidiary shall: (i) amend its certificate of incorporation or bylaws or similar organizational documents,
(ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, other than (x) the issuance of shares of Parent Common Stock reserved for issuance on the date of this Agreement pursuant to the exercise of Parent Options or (y) the issuance of Parent Options to new non-officer employees consistent with past practices in the ordinary course of business,
(iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock, (iv) split, combine or reclassify any shares of any class or series of its capital stock or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or enter into any instrument or security which consists of or includes a right to acquire such shares, other than (1) the acquisition of shares of Parent Common Stock from holders of Parent Options in full or partial payment of the exercise price or withholding taxes payable by such holder upon exercise of Parent Options to the extent required under the terms of such Parent Options as in effect on the date thereof; or (2) the repurchase of Restricted Stock from former employees, directors and consultants in connection with any termination of services to Parent or any of its Subsidiaries;

     (c) neither Parent nor any Parent Subsidiary shall (i) incur or modify any indebtedness or other liability, other than in the ordinary course of business consistent with past practice or (ii) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

     (d) neither Parent nor any Parent Subsidiary shall (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) modify the terms of any indebtedness or other liability, other than modifications of short term debt in the ordinary course of business consistent with past practice; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except as described in Section 6.2 of the Parent Disclosure Letter as being in the ordinary course of business consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to or in wholly owned Parent Subsidiaries and expense advances to employees in the ordinary course of business consistent with past practices); or (v) enter into any material commitment or transaction (including any capital expenditure, acquisition, sale or lease of assets or real estate or merger or consolidation (except one involving only a wholly-owned Parent Subsidiary));

     (e) neither Parent nor any Parent Subsidiary shall transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any asset, other than in the ordinary course of business consistent with past practice; or

     (f) except as otherwise specifically provided in this Agreement, neither Parent nor any Parent Subsidiary shall make or offer to make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in wages to employees who are not officers or directors or Affiliates in the ordinary course of business consistent with past practice) or to Persons providing management services, or enter into or amend any employment, stock options, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to a Parent Benefit Plan or otherwise;

     (g) except as otherwise specifically contemplated by this Agreement or as set forth in Section 6.2 of the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary shall (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate, (ii) pay, offer to pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or Affiliates of Parent or any Parent Subsidiary of any amount relating to unused vacation days (except payments and accruals made in the ordinary course of business consistent with past practice), (iii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing, except as may otherwise be required by applicable Law;

     (h) neither Parent nor any Parent Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to and the prior consent of the Company, except which are replaced with new policies providing for continuation of similar coverage;

     (i) neither Parent nor any Parent Subsidiary shall revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by a change in GAAP promulgated after the date of this Agreement;

     (j) neither Parent nor any Parent Subsidiary shall settle or compromise any pending or threatened suit, action or claim that (i) relates to the Transactions or (ii) the settlement or compromise of which would involve more than $75,000 and does not obligate Parent to take or refrain from taking any action other than the payment of such sum or that would otherwise be material to Parent and Parent Subsidiaries, considering Parent together with Parent Subsidiaries as a whole, or that relates to any matters concerning Parent Intellectual Property;

     (k) neither Parent nor any Parent Subsidiary shall pay, purchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Parent Financial Statements;

     (l) neither Parent nor any Parent Subsidiary will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any Parent Subsidiary (other than the Merger);

     (m) neither Parent nor any Parent Subsidiary will (i) change any of the accounting methods used by it unless required by a change in GAAP promulgated after the date of this Agreement or (ii) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by a change in GAAP or change in the Code or the regulations under the Code promulgated after the date of this Agreement, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

     (n) neither Parent nor any Parent Subsidiary will take, or agree to commit to take, any action that would be reasonably likely to result in any of the conditions set forth in Article 7 not being satisfied, or would make any representation or warranty of Parent contained in this Agreement inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of Parent, the Company or Merger Sub to consummate the Merger in accordance with the terms thereof or materially delay such consummation;

     (o) neither Parent nor any Parent Subsidiary shall enter into any agreement, contract, commitment, understanding or arrangement with any officer or director of Parent or any Parent Subsidiary with respect to any property, real or personal, tangible or intangible, including inventions, patents, trademarks or trade names, used in or pertaining to the business of Parent or any Parent Subsidiary or modify, amend or terminate any such existing agreement, contract, commitment, understanding or arrangement; and

     (p) neither Parent nor any Parent Subsidiary will enter into any agreement, contract, commitment, understanding or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 6.3     Access; Confidentiality.
                     -----------------------

     (a) The Company shall (and shall cause each Company Subsidiary to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, full access during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each Company Subsidiary to) furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Access shall include the right to conduct such environmental studies as Parent, in its reasonable discretion, shall deem appropriate. Unless otherwise required by law or in order to comply with disclosure requirements applicable to the Proxy Statement/Prospectus, Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement.

     (b) Parent shall (and shall cause each Parent Subsidiary to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Company, full access during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Parent shall (and shall cause each Parent Subsidiary to) furnish promptly to the Company (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and
(ii) all other information concerning its business, properties and personnel as the Company may reasonably request. Access shall include the right to conduct such environmental studies as the Company, in its reasonable discretion, shall deem appropriate. Unless otherwise required by law or in order to comply with disclosure requirements applicable to the Proxy Statement/Prospectus, the Company will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement

     Section 6.4     Reasonable Efforts.
                     ------------------

     (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Parent, Merger Sub and the Company agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Merger and make effective the Merger and the other Transactions as promptly as practicable including, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date of this Agreement to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, neither the Company nor any of Company Subsidiaries shall be entitled to divest or hold separate or otherwise take or commit to take any action that limits Parent's or the Surviving Corporation's freedom of action with respect of, or their ability to retain, the Company or any Company Subsidiary or any material portions thereof or any of the businesses, product lines, properties or assets of the Company or any Subsidiary, without Parent's prior written consent (which may be withheld in Parent's sole and absolute discretion).

     (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger and the other Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, the Company shall and shall cause the Company Subsidiaries to use commercially reasonable efforts to effect such transfers, amendments or modifications.

     (c) The Company and Parent shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and Parent shall each request early termination of the HSR Act waiting period.

     (d) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Parent or any of its Subsidiaries to (i) divest or hold separate any assets or otherwise restrict its conduct of business or (ii) commence any litigation against any entity in order to facilitate the consummation of any of the Transactions or to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of any of the Transactions.

     Section 6.5     No Solicitation of Company Competing Transaction.
                     ------------------------------------------------

     (a) Neither the Company nor any Affiliate of the Company shall (and the Company shall cause the officers, directors, employees, representatives and agents of the Company, each Affiliate of the Company, and their respective investment bankers, financial advisers, attorneys, accountants and other agents, not to), directly or indirectly, encourage, solicit, participate in or initiate or resume (including by way of furnishing or disclosing non-public information), or take any action designed to facilitate, any discussions, inquiries, negotiations or any other action that could reasonably be expected to lead to the making of any proposals with respect to or concerning any Company Competing Transaction. Nothing contained in this Section 6.5 or any other provision of this Agreement shall prohibit the Company or the Company's board of directors from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party not solicited, encouraged, discussed, continued or failed to be ceased or terminated in contravention of this Agreement pursuant to Rule l4e-2 under the Exchange Act, or (ii) making such disclosure to the Company's stockholders as, in the good faith judgment of the board of directors of the Company, pursuant to advice from outside counsel, is required under applicable law; provided, that the Company may not, except as permitted by Section 6.5(c), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or approve or recommend, or propose to approve or recommend any Company Competing Transaction, or enter into any agreement with respect to any Company Competing Transaction. Upon execution of this Agreement, the Company will immediately cease (and not resume) any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to adoption of this Agreement by the Company's stockholders, the Company may furnish information concerning its business, properties or assets to any corporation, partnership, Person or other entity or group pursuant to appropriate confidentiality agreements (which shall be no more permissive than the Confidentiality Agreement and shall permit the disclosure contemplated by this Section 6.5(a)), and may negotiate and participate in discussions and negotiations with such entity or group concerning a Company Competing Transaction if:

                             (A) such entity or group has, on an unsolicited basis, submitted a bona fide written proposal to the board of directors of the Company relating to any such transaction which the board determines in good faith, consistent with advice of an independent investment banker, (1) is capable of being and likely to be funded on the disclosed terms and (2) is likely to be consummated in accordance with its terms; and

                             (B) in the opinion of the board of directors of the Company, the failure to take such action would likely constitute a breach by the board of directors of the Company's fiduciary duties to the Company's stockholders under applicable law, determined only after receipt of

                                  (1)   written opinion from the Company's
                                        investment banking firm that the
                                        Company Competing Transaction is
                                        superior, from a financial point of
                                        view, to the Merger, and

                                  (2)   written advice from independent legal
                                        counsel to the Company that the failure
                                        to provide such information or access
                                        or to engage in such discussions or
                                        negotiations would be likely to cause
                                        the board of directors of the Company
                                        to violate its fiduciary duties to the
                                        Company's stockholders under applicable
                                        law.

     (b) The Company will promptly notify Parent of the existence of any proposal, discussion, negotiation or inquiry of the type referred to in this
Section 6.5 received by the Company, any Company Subsidiary or any of their respective representatives, and the Company will promptly communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it, any Company Subsidiary or any of their respective representatives may receive (and will promptly provide to Parent copies of any written materials received by the Company, any Company Subsidiary or their respective representatives in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent.

     (c) Except as set forth in this Section 6.5(c), neither the Company's board of directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, or take any action in furtherance of the withdrawal or modification, in a manner adverse to Parent or Merger Sub, the approval or recommendation by such board of directors or any such committee of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend or take any action in furtherance of approval or recommendation of, any Company Competing Transaction or (iii) enter into any agreement with respect to any Company Competing Transaction. Notwithstanding the foregoing, prior to the adoption of this Agreement by the Company's stockholders, the Company's board of directors may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Company Superior Proposal, or enter into an agreement with respect to a Company Superior Proposal, in each case at any time after the fifth Business Day following Parent's receipt of written notice from the Company advising Parent that the board of directors of the Company has received a Company Superior Proposal which it intends to accept, specifying the terms and conditions of such Company Superior Proposal, identifying the Person making such Company Superior Proposal, but only if the Company shall have caused its financial and legal advisors to negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms. Nothing in this Agreement shall permit the Company to enter into any agreement, arrangement or understanding with any third party providing for the payment of fees or reimbursement of expenses if Parent makes a proposal in response to such Superior Proposal.

     Section 6.6     No Solicitation of Parent Competing Transaction.
                     -----------------------------------------------

     (a) Neither Parent nor any Affiliate of Parent shall (and Parent shall cause the officers, directors, employees, representatives and agents of Parent, each Affiliate of Parent, and their respective investment bankers, financial advisers, attorneys, accountants and other agents, not to), directly or indirectly, encourage, solicit, participate in or initiate or resume (including by way of furnishing or disclosing non-public information), or take any action designed to facilitate, any discussions, inquiries, negotiations or any other action that could reasonably be expected to lead to the making of any proposals with respect to or concerning any Parent Competing Transaction. Nothing contained in this Section 6.6 or any other provision of this Agreement shall prohibit Parent or Parent's board of directors from (i) taking and disclosing to Parent's stockholders a position with respect to a tender or exchange offer by a third party not solicited, encouraged, discussed, continued or failed to be ceased or terminated in contravention of this Agreement pursuant to Rule l4e-2 under the Exchange Act, or (ii) making such disclosure to Parent's stockholders as, in the good faith judgment of the board of directors of Parent, pursuant to advice from outside counsel, is required under applicable law; provided, that Parent may not, except as permitted by Section 6.6(c), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or approve or recommend, or propose to approve or recommend any Parent Competing Transaction, or enter into any agreement with respect to any Parent Competing Transaction. Upon execution of this Agreement, Parent will immediately cease (and not resume) any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the adoption of this Agreement by Parent's stockholders, Parent may furnish information concerning its business, properties or assets to any corporation, partnership, Person or other entity or group pursuant to appropriate confidentiality agreements (which shall be no more permissive than the Confidentiality Agreement and shall permit the disclosure contemplated by this Section 6.6(a)), and may negotiate and participate in discussions and negotiations with such entity or group concerning a Parent Competing Transaction if:

                             (A) such entity or group has, on an unsolicited basis, submitted a bona fide written proposal to the board of directors of Parent relating to any such transaction which the board determines in good faith, consistent with advice of an independent investment banker,
                                  (1) is capable of being and likely to be funded on the disclosed terms and (2) is likely to be consummated in accordance with its terms; and

                             (B) in the opinion of the board of directors of Parent, the failure to take such action would likely constitute a breach by the board of directors of Parent's fiduciary duties to Parent's stockholders under applicable law, determined only after receipt of

                                  (1)   written opinion from Parent's
                                        investment banking firm that the
                                        Parent Competing Transaction is
                                        superior, from a financial point of
                                        view, to the Merger, and

                                  (2)   written advice from independent legal
                                        counsel to Parent that the failure to
                                        provide such information or access or
                                        to engage in such discussions or
                                        negotiations would be likely to cause
                                        the board of directors of Parent to
                                        violate its fiduciary duties to
                                        Parent's stockholders under applicable
                                        law.

     (b) Parent will promptly notify the Company of the existence of any proposal, discussion, negotiation or inquiry of the type referred to in this
Section 6.6 received by Parent, any Parent Subsidiary or any of their respective representatives, and Parent will promptly communicate to the Company the terms of any proposal, discussion, negotiation or inquiry which it, any Parent Subsidiary or any of their respective representatives may receive (and will promptly provide to the Company copies of any written materials received by Parent, any Parent Subsidiary or their respective representatives in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. Parent will promptly provide to the Company any non-public information concerning Parent provided any other party which was not previously provided to the Company.

     (c) Except as set forth in this Section 6.6(c), neither Parent's board of directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, or take any action in furtherance of the withdrawal or modification, in a manner adverse to the Company, the approval or recommendation by such board of directors or any such committee of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend or take any action in furtherance of approval or recommendation of, any Parent Competing Transaction or (iii) enter into any agreement with respect to any Parent Competing Transaction. Notwithstanding the foregoing, prior to the adoption of this Agreement by Parent's stockholders, Parent's board of directors may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Parent Superior Proposal, or enter into an agreement with respect to a Parent Superior Proposal, in each case at any time after the fifth Business Day following the Company's receipt of written notice from Parent advising the Company that the board of directors of Parent has received a Parent Superior Proposal which it intends to accept, specifying the terms and conditions of such Parent Superior Proposal, identifying the Person making such Parent Superior Proposal, but only if Parent shall have caused its financial and legal advisors to negotiate in good faith with the Company to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated herein on such adjusted terms. Nothing in this Agreement shall permit Parent to enter into any agreement, arrangement or understanding with any third party providing for the payment of fees or reimbursement of expenses if the Company makes a proposal in response to such Superior Proposal.

     Section 6.7     Publicity.  The initial press release with respect to the
                     ---------
execution of this Agreement shall be a joint press release reasonably acceptable to each of Parent and the

Company. Thereafter, until the Effective Time, or the date this Agreement is terminated pursuant to Article 8 (whichever occurs first), neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without prior consultation with the other party, except as advised by outside counsel is required by law or by any listing agreement with a national securities exchange or trading market, in which case, prior consultation with the other party will be made to the extent reasonably practicable.

     Section 6.8     Notification of Certain Matters.
                     -------------------------------

     (a) The Company shall give prompt notice to Parent, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which caused or would reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies of Parent.

     (b) Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which caused or would reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of Parent, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies of the Company.

     Section 6.9     Parent Board of Directors.  Each of Parent and the Company
                     -------------------------
shall use its respective best efforts to ensure that, as soon as practicable after the Closing, the board of directors shall consist of seven directors (four appointed by Parent and three appointed by the Company), among whom shall be James Zarley, Gordon B. Hoffstein and Samuel P. Gerace, Jr., as set forth in the Proxy Statement/Prospectus.

     Section 6.10    Exemption from Liability Under Section 16(b).
                      -------------------------------------------

     (a) The board of directors of Parent, or a committee thereof consisting exclusively of Non-Employee Directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by Company Insiders of Parent Common Stock in exchange for shares of Company Common Stock , and of options to purchase Parent Common Stock upon assumption of Company Options, in each case pursuant to the Transactions and to the extent such securities are listed in the Section 16 Information, is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act.

     (b) The board of directors of the Company (or a committee thereof exclusively consisting of Non-Employee Directors) shall adopt a resolution in advance of the Effective Time that exempts the disposition of Company equity securities by Company Insiders pursuant to the

Transactions from the short-swing profits liability provisions of Section 16 by reason of Rule 16b-3.

     Section 6.11    Directors' and Officers' Insurance and Indemnification.
                     ------------------------------------------------------

     (a) For six years after the Effective Time, the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, costs, fees and expenses, including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided, that any such settlement is effected with the written consent of Parent or the Surviving Corporation) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent required under applicable Delaware law, the terms of the Company's certificate of incorporation, bylaws or indemnity agreements in the form filed as exhibits to Company SEC Documents, each as in effect at the date hereof, and Parent or the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification); provided, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

     (b) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance for a period of not less than six years after the Effective Date; provided, that Parent may substitute therefor policies of coverage and amounts containing terms no less favorable to such former directors or officers as currently in effect for directors and officers of Parent; provided, further, that in no event shall Parent or the Surviving Corporation be required to pay aggregate annual premiums for insurance under this Section 6.11(b) in excess of 125% of the aggregate annual premium paid by Parent for coverage of its directors and officers in the twelve months prior to the date of this Agreement; and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 6.11(b) for such aggregate premiums, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for aggregate premiums not in excess of 125% of the premiums paid by Parent for coverage of its directors and officers in the twelve months prior to the date of this Agreement.

     (c) The provisions of this Section 6.11 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     (d) The Surviving Corporation shall pay all expenses, including reasonable attorney's fees and costs, that may be incurred by any Indemnified Person in enforcing the indemnity contained in this Section 6.11.

     Section 6.12    State Takeover Laws.  Notwithstanding any other provision
                     -------------------
in this Agreement, in no event shall the approval of the Transactions by the board of directors of the Company under section 203 of the DGCL be withdrawn, revoked or modified by the board of directors of the Company. If any state takeover statute becomes or is deemed to become applicable to the Agreement, the acquisition of shares of Company Common Stock pursuant to the Merger or the other Transactions, the Company or the applicable Company Subsidiary shall take all action necessary to render such statute inapplicable to all of the foregoing.

     Section 6.13    Preparation of the Registration Statement and the Proxy
                     -------------------------------------------------------
Statement/Prospectus; Stockholders' Meetings.
--------------------------------------------

     (a) Proxy Statement/Prospectus. As soon as practicable following the date
         --------------------------
of this Agreement, Parent and the Company shall prepare the Proxy Statement/Prospectus and Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included as a prospectus. The Proxy Statement/Prospectus will disclose that three of the seven members of the board of directors of Parent will resign at the Effective Time and shall be replaced by three designees of the Company immediately after the Effective Time, as contemplated by Section 6.9 of this Agreement. Each of Parent and the Company shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company will use all commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger and the assumption of Company Options, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock and Company Options as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement/Prospectus will be made by Parent without the Company's prior consent (which shall not be unreasonably withheld) and without providing the Company the opportunity to review and comment thereon; provided that with respect to documents filed by a party which are incorporated by reference in the Registration Statement or Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided further that the Company, in connection with a change in the recommendation of its board of directors, may amend or supplement the Proxy Statement/Prospectus or Registration Statement (including by incorporation by reference) pursuant to a Qualifying Amendment. Each of Parent and the Company shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement/Prospectus or any filing pursuant to this Section
6.13 or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement/Prospectus, the Merger or any filing pursuant to this Section 6.13. Each of Parent and the Company shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.13 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Parent will advise the Company promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the share of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

     (b) Company Stockholders' Meeting.
         -----------------------------

             (i) The Company shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, duly give notice of, convene and hold a meeting (the "Company Stockholders' Meeting") of its stockholders entitled to vote thereof in accordance with the DGCL for the purpose of obtaining the Company Stockholder Approval and shall, subject to the provisions of Section 6.5(c), through its board of directors, recommend to its stockholders the adoption of this Agreement.

             (ii) Subject to Section 6.5(c), the Company shall use its best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, and shall take all other actions necessary or advisable to secure the vote or consent of its stockholders required by the rules of The Nasdaq Stock Market, Inc. or DGCL to obtain such approvals. The Company may adjourn or postpone the Company Stockholders' Meeting (A) if and to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to the Company's stockholders in advance of a vote on this Agreement and the Merger, or (B) if, as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders' Meeting are solicited, in compliance with the DGCL, and the certificate of incorporation and bylaws of the Company, the rules of The Nasdaq Stock Market, Inc. and all other applicable legal requirements. Notwithstanding anything to the contrary contained in this Agreement, the Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 6.13(b) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Company Superior Proposal or a Change in Company Recommendation.

             (iii) Unless the board of directors of the Company shall have withheld, withdrawn, amended, modified or changed its recommendation of this Agreement and the Merger in compliance with Section 6.5, (A) the board of directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; (B) the Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; and (C) neither the board of directors of the Company nor any committee thereof shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Parent, the unanimous recommendation of the board of directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger. For all purposes of and under this Agreement, the foregoing recommendation of the board of directors of the Company shall be deemed to have been modified in a manner adverse to Parent if such recommendation by the board of directors of the Company or any committee thereof shall no longer be unanimous.

             (iv) The Company will, notwithstanding any Change in Company Recommendation, use commercially reasonable efforts to hold the Company Stockholders' Meeting as soon as reasonably practicable after the date of this Agreement.

     (c) Parent Stockholders' Meeting.
         ----------------------------

             (i) Parent shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, duly give notice of, convene and hold a meeting (the "Parent Stockholders' Meeting") of its stockholders entitled to vote thereof in accordance with the DGCL for the purpose of obtaining Parent Stockholder Approval and shall, subject to the provisions of Section 6.6(c), through its board of directors, recommend to its stockholders the adoption of this Agreement. In addition, Parent shall seek approval of an increase in the authorized number of shares of Parent Common Stock.

             (ii) Subject to Section 6.6(c), Parent shall use its best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, and shall take all other actions necessary or advisable to secure the vote or consent of its stockholders required by the rules of The Nasdaq Stock Market, Inc. or DGCL to obtain such approvals. Parent may adjourn or postpone the Parent Stockholders' Meeting (A) if and to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to Parent's stockholders in advance of a vote on this Agreement and the Merger, or
(B) if, as of the time for which the Parent Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus), there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders' Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Parent in connection with the Parent Stockholders' Meeting are solicited, in compliance with the DGCL, and the certificate of incorporation and bylaws of Parent, the rules of The Nasdaq Stock Market, Inc. and all other applicable legal requirements. Notwithstanding anything to the contrary contained in this Agreement, Parent's obligation to call, give notice of, convene and hold the Parent Stockholders' Meeting in accordance with this Section 6.13(c) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Parent of any Parent Superior Proposal or a Change in Parent Recommendation.

             (iii) Unless the board of directors of Parent shall have withheld, withdrawn, amended, modified or changed its recommendation of this Agreement and the Merger in compliance with Section 6.6, (A) the board of directors of Parent shall recommend that Parent's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Parent Stockholders' Meeting; (B) the Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of Parent has recommended that Parent's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Parent Stockholders' Meeting; and (C) neither the board of directors of Parent nor any committee thereof shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to the Company, the recommendation of the board of directors of Parent that Parent's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger. For all purposes of and under this Agreement, the foregoing recommendation of the board of directors of Parent shall be deemed to have been modified in a manner adverse to the Company if the number of directors of Parent supporting the recommendation decreases.

             (iv) Parent will, notwithstanding any Change in Parent Recommendation, use commercially reasonable efforts to hold the Parent Stockholders' Meeting as soon as reasonably practicable after the date of this Agreement.

     Section 6.14    Nasdaq National Market Quotations.  The Company and
                     ---------------------------------
Parent each agree to use commercially reasonable efforts to continue the quotation of Company Common Stock and Parent Common Stock, respectively on Nasdaq National Market during the term of this Agreement.

     Section 6.15    Tax Treatment.  Each of Parent, the Company and their
                     -------------
respective Subsidiaries shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and to obtain the opinions of counsel referred to in Sections 7.2(e) and 7.3(e). Parent, the Company and Merger Sub shall each provide such reasonable and customary representations to counsel as counsel may require to enable them to render such opinions. Neither Parent, nor the Company, nor their respective Subsidiaries, shall take any action which could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code.

     Section 6.16    Affiliate Legends.  Section 6.16 of the Company
                     ------------------
Disclosure Letter sets forth a list of those persons who are, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145 Affiliates"). Parent shall be entitled to place appropriate legends on the certificates evidencing any shares of Parent Common Stock to be received by Rule 145 Affiliates of the Company in the Merger reflecting the restrictions set forth in Rule 145 promulgated under the Securities Act and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock (provided that such legends or stop transfer instructions shall be removed, one year after the

Effective Time, upon the request of any holder of shares of Parent Common Stock issued in the Merger if such holder is not then a Rule 145 Affiliate of Parent). The Company shall use its commercially reasonable efforts to cause each of the Rule 145 Affiliates to enter into an affiliate agreement with Parent (the "Rule 145 Affiliate Agreements").

     Section 6.17     Conveyance Taxes.  The Company and Parent shall cooperate
                      ----------------
in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding Taxes, transfer, recording, registration and/or other fees which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

     Section 6.18     Nasdaq National Market Additional Listing.  Parent shall,
                      -----------------------------------------
if required by the rules of The Nasdaq Stock Market, Inc., file with The Nasdaq Stock Market, Inc. a Notification Form: Listing of Additional Shares with respect to the shares of Parent Common Stock issuable in connection with the Merger.

                                  ARTICLE 7

                                 CONDITIONS

     Section 7.1    Conditions to Each Party's Obligation to Effect the Merger.
                    ----------------------------------------------------------
The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or Merger Sub, as the case may be, to the extent permitted by applicable law:

     (a) This Agreement shall have been adopted by the requisite vote of the holders of the shares of Company Common Stock and Parent Common Stock in order to consummate the Merger.

     (b) No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger.

     (c) The applicable waiting period under the HSR Act shall have expired or been terminated.

     (d) The Registration Statement shall have become effective under the Securities Act and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC.

     (e) Parent shall have submitted to The Nasdaq Stock Market, Inc. a Notification Form: Listing of Additional Shares with respect to the shares of Parent Common Stock to be issued in the Merger.

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

     Section 7.2     Conditions to Parent's and Merger Sub's Obligations to
                     ------------------------------------------------------
Effect the Merger.  The obligations of Parent and Merger Sub to consummate the
-----------------
Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent and Merger Sub, to the extent permitted by applicable law.

     (a) The representations and warranties of the Company set forth in Article 4 shall be true and correct as if made on and as of the Effective Time (other than representations and warranties that speak only as of a specified date; which shall be true and correct as of such specified date), except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect to the Company qualifications contained in such representation or warranty), individually or in the aggregate, have not resulted in and are not reasonably likely to result in a Material Adverse Effect to the Company.

     (b) The Company shall have complied in all material respects with its obligations under this Agreement.

     (c) At any time after the date of this Agreement there shall not have occurred any Material Adverse Effect to the Company.

     (d) Parent shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of the Company to the effect that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) have been satisfied.

     (e) Parent shall have received an opinion of Brobeck, Phleger & Harrison LLP, in form and substance reasonably satisfactory to Parent, dated as of the date during which the Effective Time occurs, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of section 368(a) of the Code. In rendering such opinion, Brobeck, Phleger & Harrison LLP shall receive and may rely upon representations contained in certificates of the Company, Parent and Merger Sub.

     (f) The Company shall have provided the certification prescribed by
Section 1445 of the Code and the Treasury Regulations thereunder to Parent that the Company has not been a "United States real property holding corporation" within the meaning of Section 897(a)(2) during the five-year period prescribed therein.

     (g) The Company shall have delivered to Parent the Rule 145 Affiliate Agreements obtained by the Company pursuant to Section 6.16.

     (h) The Company shall have effected the Company Rights Plan Amendment.

     (i) All consents of any Governmental Entity or third party set forth in
Schedule 7.2(i) to this Agreement shall have been obtained by the Company.

     Section 7.3     Conditions to the Company's Obligations to Effect the
                     -----------------------------------------------------
Merger.  The obligations of the Company to consummate the Merger shall be
------
subject to the satisfaction on or

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

prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable law.

     (a) The representations and warranties of Parent and Merger Sub set forth in Article 5 shall be true and correct as if made on and as of the Effective Time (other than representations and warranties that speak only as of a specified date; which shall be true and correct as of such specified date), except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect to Parent qualifications contained in such representation and warranty), individually or in the aggregate, have not resulted in and are not reasonably likely to result in a Material Adverse Effect to Parent.

     (b) Each of Parent and Merger Sub shall have complied in all material respects with its obligations under this Agreement.

     (c) At any time after the date of this Agreement there shall not have occurred any Material Adverse Effect to Parent.

     (d) The Company shall have received an officer's certificate duly executed by the Chief Financial Officer of Parent to the effect that the conditions set forth in Sections 7.3(a), 7.3(b), and 7.3(c) have been satisfied.

     (e) The Company shall have received an opinion of Hale and Dorr LLP, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of section 368(a) of the Code. In rendering such opinion, Hale and Dorr LLP shall receive and may rely upon representations contained in certificates of the Company, Parent and Merger Sub.

     (f) Parent shall have received written resignations from all but four of its directors effective upon consummation of the Merger.

                                    ARTICLE 8

                                   TERMINATION

     Section 8.1     Termination.    This Agreement may be terminated or
                     -----------
abandoned at any time prior to the Effective Time, whether before or after stockholder approval hereof:

     (a) By the mutual written consent of Parent and the Company,

     (b) By either of the Company or Parent,

          (i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their commercially reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

          (ii) if the Merger shall not have been consummated by September 1, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; or

          (iii) if at a Parent Stockholders' Meeting convened and held pursuant to this Agreement, the Parent Stockholder Approval shall not have been obtained; or

          (iv) if at a Company Stockholders' Meeting convened and held pursuant to this Agreement, the Company Stockholder Approval shall not have been obtained.

     (c) By the Company:

          (i) if, prior to the Effective Time, Parent's board of directors shall have, whether or not permitted by this Agreement, made a Change in the Parent Recommendation; or

          (ii) if prior to the Effective Time, Parent or Merger Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which cannot be or has not been cured within thirty days after the giving of written notice of such material breach by the Company to Parent; or

          (iii) if after complying with Section 6.5 and executing an agreement referred to in Section 9.1(b)(i), the Company pays the Termination Fee and expenses in accordance with Section 9.1(b).

     (d) By Parent (on behalf of itself and Merger Sub):

          (i) if, prior to the Effective Time, the Company's board of directors shall have, whether or not permitted by this Agreement, made a Change in the Company Recommendation; or

          (ii) if prior to the Effective Time, the Company shall have breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which cannot be or has not been cured within thirty days after the giving of written notice of such material breach by Parent to the Company; or

          (iii) if after complying with Section 6.6 and executing an agreement referred to in Section 9.1(c)(i), Parent pays the Termination Fee and expenses in accordance with Section 9.1(c).

     Section 8.2     Effect of Termination.    If this Agreement is terminated,
                     ---------------------
there shall be no liability on the part of any party to this Agreement except for (a) fraud or intentional misstatement, (b) willful material breach of this Agreement prior to such termination or abandonment of the Transactions or (c) if applicable, the Termination Fee and expenses in

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

accordance with Section 9.1. Only Sections 6.5, 6.6, 8.1 and 8.2 and Article 9 shall survive the termination of this Agreement.

     Section 8.3     Method of Termination.    This Agreement may be terminated
                     ---------------------
only upon receipt of notice from the party desiring to terminate this Agreement that (a) states that it is terminating this Agreement, (b) specifies the portion of Section 8.1 pursuant to which such termination is being effected and
(c) recites that such termination has been approved by proper action of the board of directors of such party to this Agreement.

                                    ARTICLE 9

                                  MISCELLANEOUS

     Section 9.1     Fees and Expenses.
                     -----------------

     (a) Except as specifically provided to the contrary in this Agreement, including Section 9.1(b), all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, but each of Parent and the Company shall pay one half of (x) the filing fee under the HSR Act and (y) the cost of printing and mailing the Proxy Statement/Prospectus and the cost of printing the Registration Statement.

     (b) If

          (i) during the term of this Agreement, the Company shall enter into an agreement which accepts or implements a Company Superior Proposal; or

          (ii)    Parent shall terminate this Agreement pursuant to
Section 8.1(d)(i);

then the Company shall pay to Parent an amount equal to the Termination Fee plus the Parent Expenses. The Termination Fee and Parent's good faith estimate of the Parent Expenses shall be paid by wire transfer of immediately available funds concurrently with the execution of an agreement referred to in Section 9.1(b)(i) or within one Business Day of receipt of notice of the termination referred to in Section 9.1(b)(ii), whichever shall first occur, together with delivery of a written acknowledgment by the Company of its obligation to reimburse Parent for its actual expenses in excess of such estimated expense payment.

          (iii) If this Agreement is terminated pursuant to Section 8.1(b)(iv) then (A) within one Business Day of such termination, the Company shall pay to Parent the Parent Expenses and (B) if prior to such termination there shall have been publicly announced a Company Competing Transaction and within nine months of such termination the Company shall enter into a definitive agreement implementing any Company Competing Transaction, the Company shall, concurrently with entering into such definitive agreement pay to Parent the Termination Fee. The Termination Fee and Parent's good faith estimate of the Parent Expenses shall be made by wire transfer of immediately available funds together with delivery of a written acknowledgement by the Company of its obligation to reimburse Parent for its actual expenses in excess of such estimated payment.

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

     (c) If

          (i) during the term of this Agreement, Parent shall enter into an agreement which accepts or implements a Parent Superior Proposal; or

          (ii)    the Company shall terminate this Agreement pursuant to
Section 8.1(c)(i); then Parent shall pay to the Company an amount equal to the Termination Fee plus the Company Expenses. The Termination Fee and the Company's good faith estimate of the Company Expenses shall be paid by wire transfer of immediately available funds concurrently with the execution of an agreement referred to in Section 9.1(c)(i) or within one Business Day of receipt of notice of the termination referred to in Section 9.1(c)(ii), whichever shall first occur, together with delivery of a written acknowledgment by Parent of its obligation to reimburse the Company for its actual expenses in excess of such estimated expense payment.

          (iii) If this Agreement is terminated pursuant to Section 8.1(b)(iii) then (A) within one Business Day of such termination, Parent shall pay to the Company the Company Expenses and (B) if prior to such termination there shall have been publicly announced a Parent Competing Transaction and within nine months of such termination Parent shall enter into a definitive agreement implementing any Parent Competing Transaction, Parent shall, concurrently with entering into such definitive agreement pay to the Company the Termination Fee. The Termination Fee and the Company's good faith estimate of the Company Expenses shall be made by wire transfer of immediately available funds together with delivery of a written acknowledgement by Parent of its obligation to reimburse the Company for its actual expenses in excess of such estimated payment.

     Section 9.2     Amendment and Modification.    Subject to applicable law,
                     --------------------------
this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company, by written agreement of the parties, by action taken by their respective boards of directors at any time prior to the Closing Date with respect to any of the terms contained in this Agreement; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the consideration payable pursuant to Article 3.

     Section 9.3     Non-survival of Representations and Warranties.    None of
                     ----------------------------------------------
the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. The preceding sentence shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 9.4     Notices.    All notices and other communications hereunder
                     -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an internationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or Merger Sub, to:

                     ValueClick, Inc.
                     4360 Park Terrace Drive
                     Suite 100
                     Westlake Village, California 91361
                     Attention: President and Chief Executive Officer Telecopy No.: (818) 575-4508

                     with a copy (which shall not constitute notice) to:

                     Brobeck, Phleger & Harrison, LLP
                     550 South Hope Street, Suite 2100
                     Los Angeles, California 90071
                     Attention:  Kenneth R. Bender, Esq.
                     Telecopy No.:  (213) 239-1324

                                    and

                     if to the Company, to:

                     Be Free, Inc.
                     154 Crane Meadow Road
                     Suite 100
                     ---------
                     Marlborough, Massachusetts 01745
                     --------------------------------
                     Attention:
                     Telecopy No.: (508) 357-8889

                     with a copy (which shall not constitute notice) to:
                     Hale and Dorr LLP
                     60 State Street
                     Boston, Massachusetts 02109
                     Attention:  Jay E. Bothwick, Esq.
                     Telecopy No.: (617) 526-5000

     Section 9.5     Counterparts.    This Agreement may be executed in one or
                     ------------
more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 9.6     Entire Agreement; No Third-Party Beneficiaries.    This
                     ----------------------------------------------
Agreement, the Voting Agreements, and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements, negotiations, arrangements and understandings, whether written, electronic or oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Sections 6.9 and 6.11, and Section 6.13 as it relates to the election of members of the board of directors, are not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder.

     Section 9.7     Severability.    Any term or provision of this Agreement
                     ------------
that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     Section 9.8     Governing Law.    This Agreement shall be governed by and
                     -------------
construed in accordance with the laws of the State of New York, including
Section 5-1401 of New York General Obligations Law; provided, however, that the Merger shall be governed by Delaware Law.

     Section 9.9     Enforcement.    The parties agree that irreparable damage
                     -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or New York state court sitting in the Borough of Manhattan, The City of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court or any New York state court sitting in the Borough of Manhattan, The City of New York in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal court or a New York state court sitting in the Borough of Manhattan, The City of New York. EACH PARTY UNCONDITIONALLY AND IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

     Section 9.10    Extension, Waiver.   At any time prior to the Effective
                     -----------------
Time, the parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement,
(b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 9.2, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 9.11    Assignment.   Neither this Agreement not any of the rights,
                     ----------
interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written content of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                     VALUECLICK, INC.

                                     By /s/ Samuel J. Paisley
                                       ------------------------------
                                       Samuel J. Paisley
                                       Chief Operating Officer

                                     BRAVO ACQUISITION I CORP.

                                     By /s/ Samuel J. Paisley
                                       ------------------------------
                                       Samuel J. Paisley
                                       President

                                     BE FREE, INC.

                                     By /s/ Gordon B. Hoffstein
                                       ------------------------------
                                       Gordon B. Hoffstein
                                       Chief Executive Officer

                                  Schedule 1.1

                           Company Major Stockholders

Charles River Partnership VIII, LP

Charles River Partnership VIII-A, LLC

Samuel P. Gerace, Jr.

Gordon B. Hoffstein

Ted R. Dintersmith

Dintersmith Family Limited Partnership

Jeffrey F. Rayport

W. Blair Heavey

Stephen M. Joseph

                                  Schedule 1.2

                            Parent Major Stockholders

James R. Zarley

Steven J. Umberger

David S. Buzby

Robert D. Leppo

Martin T. Hart

Brian Coryat

Gregory R. Raifman

                                 Schedule 7.2(i)

                                Required Consents

     Any required third party consent where the failure to obtain such consent would be reasonably likely to result in a Material Adverse Effect to the Surviving Corporation; provided, that Parent agrees, if requested by any such third party or required by the terms of the relevant agreement, to either (x) assume the obligations of the Company or its Subsidiary under the relevant agreement or (y) waive the receipt of such consent as a closing condition under
Section 7.2(i) of the Merger Agreement.